Exhibit 4.1
Execution Version

CONTINENTAL AIRLINES, INC.
and
EACH OF THE GUARANTORS PARTY HERETO
6.750% SENIOR SECURED NOTES DUE 2015

INDENTURE
Dated as of August 18, 2010

The Bank of New York Mellon Trust Company, N.A.
as Trustee
and
Wilmington Trust FSB
as Collateral Trustee

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

v

     INDENTURE dated as of August 18, 2010 among Continental Airlines, Inc., a Delaware corporation, the Guarantors (as defined), The Bank of New York Mellon Trust Company, N.A., as trustee and Wilmington Trust FSB, as collateral trustee.
     The Company, the Guarantors, the Trustee and the Collateral Trustee (each as defined) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 6.750% Senior Secured Notes due 2015 (the “Notes”):
ARTICLE I
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01. Definitions.
     “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness, Disqualified Stock or preferred stock of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into such specified Person, or became a Subsidiary of such specified Person, to the extent such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into, or becoming a Subsidiary of, such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Act of Required Debtholders” means, as to any matter at any time:
     (1) prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of:
     (A) the aggregate outstanding principal amount of Priority Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and
     (B) the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt;

provided, however, that after (i) the termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt, (ii) the payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit), (iii) the discharge or cash collateralization (at the lower of (x) 105% of the aggregate undrawn amount or (y) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt, and (iv) the payment in full in cash of all other Priority Lien Obligations other than any Priority Lien Obligations consisting of Banking Product Obligations and Hedging Obligations, the term “Act of Required Debtholders” will mean the holders of more than 50% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable Hedge Agreement relating to Priority Lien Obligations consisting of a Hedging Obligation) or, with respect to any such Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (including any termination payments then due) under such Hedge Agreement, under all Hedge Agreements relating to Priority Lien Obligations consisting of Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last Business Day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee upon request; provided further, that any Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of Required Debtholders;” and
     (2) at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of:
     (A) the aggregate outstanding principal amount of Junior Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and
     (B) the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt;
provided, however, that after (i) the termination or expiration of all commitments to extend credit that would constitute Junior Lien Debt, (ii) the payment in full in cash of the principal of and interest and premium (if any) on all Junior Lien Debt (other than any undrawn letters of credit and Flyer Miles Obligations), (iii) the discharge or cash collateralization (at the lower of (x) 105% of the aggregate undrawn amount or (y) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit constituting Junior Lien Debt, (iv) the discharge of all outstanding Flyer Miles Obligations, and (v) the payment in full in cash of all other Junior Lien Obligations other than any Junior Lien Obligations consisting of Hedging Obligations, the term “Act of Required Debtholders” will mean the holders of more than 50% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable Hedge Agreement relating to Junior Lien Obligations consisting of a Hedging Obligation) or, with respect to any such Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (including any termination payments then due) under such Hedge Agreement, under all Hedge Agreements relating to Junior Lien Obligations consisting of Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last Business Day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee upon request; provided further, that any Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of the Required Debtholders.”
     For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will not be deemed outstanding, and (b) votes will be determined in accordance with Section 7.2 of the Collateral Trust Agreement.
     “Additional Notes” means an unlimited aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02, 2.14, 4.09 and 4.12 hereof which shall have identical terms as the Initial Notes, other than with respect to the date of issuance and issue price.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment. A specified Person shall not be deemed to control another Person solely because such specified Person has the right to determine the aircraft flights operated by such other Person under a code sharing, capacity purchase or similar agreement.
     “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
     “Aircraft Mortgage” means an aircraft mortgage in form and substance reasonably acceptable to the Collateral Trustee and the Company.
     “Airlines Merger” means the merger or consolidation of the Company and United after the occurrence of the Continental/UAL Merger.
     “Airport Authority” means any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities.
     “AMI” means Air Micronesia, Inc., a Delaware corporation.

     “AMI Nonmaterial Collateral” means Collateral upon which Secured Debt Liens have been granted by AMI to the Collateral Trustee to secure the Secured Debt Obligations, other than any Capital Stock of CMI, Routes, Slots, Gate Leaseholds and proceeds of any of the foregoing.
     “Applicable Premium” means, with respect to any Note on any redemption date, the greater of:
     (1) 1.0% of the principal amount of the Note; and
     (2) the excess of: (A) the present value at such redemption date of (i) the redemption price of such Note at September 15, 2012 (such redemption price being set forth in Section 3.07(e) hereof), plus (ii) all required interest payments due on the Note through September 15, 2012 (excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (B) the principal amount of such Note.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
     “Appraisal” means an appraisal, dated the date of delivery thereof, prepared by MBA or another independent appraisal firm appointed by the Company and reasonably satisfactory to the Trustee, which certifies, at the time of determination, in reasonable detail the Appraised Value of the Collateral and, except in the case of Cure Collateral or Qualified Replacement Assets not constituting Pledged Routes, Pledged Slots or Pledged Gate Leaseholds, in the case of any Appraisal delivered after the first such Appraisal, whose methodology and form of presentation is consistent in all material respects with the methodology and form of presentation of the Appraisal described in the Offering Memorandum under the caption “Description of the collateral—Appraisal.”
     “Appraised Value” means, as of any date of determination, the sum of (a) the aggregate fair market value of all Collateral (other than cash and Cash Equivalents pledged as Cure Collateral or maintained in the Collateral Proceeds Account) owned by the Company or any of the Grantors as of that date, as reflected in the most recent Appraisal delivered to the Trustee and the Collateral Trustee as of that date plus (b) 150% of the amount of cash and Cash Equivalents pledged at such time as Cure Collateral or maintained in the Collateral Proceeds Account.
     “Asset Sale” means:
     (1) the sale, lease, conveyance, transfer or other disposition of any assets or rights (whether voluntarily, or in an involuntary transaction that generates Net Proceeds) by the Company or any of its Restricted Subsidiaries (any of the foregoing, a “disposition”); provided that the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will not be an Asset Sale for purposes of Section 4.10 but rather will be subject to Sections 4.15 and/or 5.01 hereof; and

     (2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any of the Company’s Restricted Subsidiaries, including any sale for cash.
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
     (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than (i) $15.0 million prior to the effective date of the Airlines Merger or (ii) $25.0 million from and after the effective date of the Airlines Merger;
     (2) dispositions between or among the Company and its Restricted Subsidiaries;
     (3) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;
     (4) the disposition of products or services (including, without limitation, passenger and cargo transportation and related on-board or ground based products and services), rights or accounts receivable, and other properties or assets that do not constitute Collateral, in the ordinary course of business and any other disposition of damaged, worn-out, uneconomical, surplus or obsolete properties or assets that do not constitute Collateral in the ordinary course of business;
     (5) the disposition of any AMI Nonmaterial Collateral or CMI Nonmaterial Collateral;
     (6) licenses, sublicenses, leases and subleases by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;
     (7) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
     (8) the granting of Liens not prohibited by Section 4.12 hereof;
     (9) the disposition of Indebtedness of the Company or any of its Affiliates, cash or Cash Equivalents that do not constitute Collateral;
     (10) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment, in each case other than a Restricted Payment or a Permitted Investment involving Collateral;
     (11) the abandonment or disposition of assets no longer useful or used in the business; provided, that such abandonment or disposition is (A) in the ordinary course of business consistent with past practices and (B) with respect to assets that are not material to the business of the Company and its Restricted Subsidiaries;

     (12) the sale or discount of accounts to a collection agency in connection with collections of delinquent receivables, or in a bankruptcy or similar proceeding;
     (13) any disposition of Margin Stock for fair value as determined in good faith by the Company;
     (14) the lease or sublease of, or use or license agreements with respect to, assets and properties in the ordinary course of business and swap or similar arrangements with respect to Slots or Gate Leaseholds in the ordinary course of business so long as in the case of any such asset that constitutes Collateral (A) the lease, sublease, use or license agreement or swap or similar arrangement pursuant to this clause (14)(A) has a term of one year or less, or in the case of swaps or similar arrangements relating to Slots, does not extend beyond three comparable IATA traffic seasons or (B) the term of such lease, sublease, use or license agreement or swap or similar arrangement pursuant to this clause (14)(B) is longer than provided for in clause (14)(A); provided, however, that in the case of each transaction pursuant to this clause (14)(B), an officer of the Company determines in good faith and certifies in an Officers’ Certificate delivered to the Trustee and the Collateral Trustee prior to entering into any such transaction that (i) immediately after giving effect to such transaction the Priority Lien Debt Value Ratio (excluding, for purposes of calculating the Priority Lien Debt Value Ratio, the proceeds of such transaction and the intended use thereof) would be at least 1.5 to 1.0, (ii) the Collateral Trustee’s Liens on Collateral subject to such lease, sublease, use, license agreement or swap or similar arrangement are not materially adversely affected and (iii) no Event of Default exists at the time of such transaction;
     (15) sales of accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Subsidiary;
     (16) transfers of accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) to a Receivables Subsidiary or to any other Person in connection with a Qualified Receivables Transaction or the creation of a Lien on any such accounts receivables or related assets in connection with a Qualified Receivables Transaction;
     (17) the disposition of assets or rights that do not constitute Collateral by the Company or a Restricted Subsidiary to another airline or its affiliate or financing party under a contractual relationship providing for the Company to procure such asset or right for such other airline or its affiliate or financing party;
     (18) dispositions of aircraft, airframes, engines, flight simulators, flight training devices, ground support equipment, airframe or engine parts and QEC Kits that do not constitute Collateral in the ordinary course of business (it being understood that such dispositions of assets surplus to the needs of the Company or a Restricted Subsidiary shall be deemed to be in the ordinary course of business);

     (19) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, including in connection with any merger, consolidation or amalgamation;
     (20) consumption of jet fuel, oil and all other liquids, gases, objects and articles that are by their nature consumed in the ordinary course of business;
     (21) the disposition of products and services, including certificates, vouchers or other evidence of a right to receive free or discounted products or services that do not constitute Collateral, associated with any marketing, sales or customer programs conducted in the ordinary course of business; and
     (22) the disposition of assets or rights that do not constitute Collateral to any pension plan, retirement plans, disability plans or other employee benefit plans maintained by the Company or any Restricted Subsidiary or of which any employee of the Company or any Restricted Subsidiary is a beneficiary in accordance with any collective bargaining agreement.
     “Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.
     “Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;
     (3) with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and

     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Business Day” means any day other than a Legal Holiday.
     “CAL Indemnity” means the letter agreement dated June 10, 2008 between the Company and JPMorgan Chase Bank, N.A. providing for the Company to indemnify JPMorgan Chase Bank, N.A. with respect to that certain indemnity from JPMorgan Chase Bank, N.A. in favor of First Data Merchant Services and Chase Alliance Partners, LP (successor to Chase Merchant Services LLC) with respect to any losses and liabilities arising from, among other things, services provided under the Merchant Services Bankcard Agreement, dated December 26, 2003, as amended.
     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
     “Cash Equivalents” means:
     (1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
     (2) direct obligations of state and local government entities, in each case maturing within one year from the date of acquisition thereof, which have a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s;
     (3) obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities, in each case maturing within one year from the date of acquisition thereof;
     (4) Investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody’s;
     (5) Investments in certificates of deposit (including Investments made through an intermediary, such as the certificated deposit account registry service), banker’s acceptances, time deposits, eurodollar time deposits and overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $250.0 million;
     (6) fully collateralized repurchase agreements with a term of not more than six months for underlying securities that would otherwise be eligible for investment;
     (7) Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (1) through (6) above. This could include, but not be limited to, money market funds or short-term and intermediate bonds funds;
     (8) money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s and (C) have portfolio assets of at least $5.0 billion;
     (9) deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100.0 million;
     (10) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s; and

     (11) any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet.
     “Change of Control” means the occurrence of any of the following:
     (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));
     (2) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), other than (A) any such transaction where the Voting Stock of the Company (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Beneficial Owner (measured by voting power rather than number of shares), (B) any merger or consolidation of the Company with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares) or (C) the Continental/UAL Merger or the Airlines Merger; or
     (3) during any period of up to 24 consecutive months, a majority of the Board of Directors (excluding vacant seats) of the Company shall cease to consist of Continuing Directors, unless such change is pursuant to the Continental/UAL Merger or the Airlines Merger.
     “Class” means (a) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together, and (b) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.
     “Clearstream” means Clearstream Banking, S.A.
     “CMI” means Continental Micronesia, Inc., a Delaware corporation.
     “CMI Material Gate Leaseholds” means each Pledged Gate Leasehold of CMI at Guam International Airport, Manila Ninoy Aquino International Airport, Tokyo Narita Airport and at each other airport serving a CMI Material Route.
     “CMI Material Routes” means Guam-Honolulu, Guam-Fukuoka, Guam-Nagoya, Guam-Narita, Guam-Manila, and any other Pledged Route between Guam and any city that provided at least 10% of CMI’s revenues for its most recently completed four fiscal quarters.

     “CMI Material Slots” means such Pledged Slots of CMI required for the use of any of its CMI Material Routes.
     “CMI Nonmaterial Collateral” means Collateral upon which Secured Debt Liens have been granted by CMI to the Collateral Trustee to secure the Secured Debt Obligations, other than any Routes, Slots, Gate Leaseholds and proceeds of any of the foregoing.
     “Co-Branded Agreement” means that certain Bankcard Joint Marketing Services Agreement, originally dated as of January 1, 2005, as subsequently amended, conformed and restated as of June 1, 2008, between the Company and Chase Bank USA, N.A., as may be further amended, amended and restated, modified, supplemented, replaced or extended from time to time.
     “Collateral” means (a) the assets and properties of the Grantors upon which Secured Debt Liens have been granted to the Collateral Trustee to secure the Secured Debt Obligations, (b) Qualified Replacement Assets, (c) all Cure Collateral upon which Secured Debt Liens have been granted to the Collateral Trustee to secure the Secured Debt Obligations under the circumstances contemplated by the provisions of Section 4.20 hereof and (d) all proceeds of the foregoing (including, without limitation, proceeds from dispositions of the foregoing deposited into the Collateral Proceeds Account held by the Collateral Trustee).
     “Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of the date of this Indenture, among the Company, the Trustee and the Collateral Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time.
     “Collateral Trustee” means Wilmington Trust FSB, in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.
     “Company” means Continental Airlines, Inc., a Delaware corporation, and any and all successors pursuant to Section 5.02 hereof.
     “Consolidated EBITDAR” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (without giving effect to the exclusions listed in the definition of “Asset Sale”), to the extent such losses were deducted in computing such Consolidated Net Income; plus
     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
     (3) the Fixed Charges of such Person and its Restricted Subsidiaries, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

     (4) any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were deducted in computing such Consolidated Net Income; plus
     (5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus
     (6) extraordinary, nonrecurring or unusual losses (including charges with respect to the grounding or retirement of aircraft) for such period to the extent that such losses were deducted in computing such Consolidated Net Income; plus
     (7) the amortization of debt discount to the extent that such amortization was deducted in computing such Consolidated Net Income; plus
     (8) deductions for grants to any employee of the Company or its Restricted Subsidiaries of any Equity Interests during such period to the extent deducted in computing such Consolidated Net Income; plus
     (9) any net loss arising from the sale, exchange or other disposition of capital assets by the Company or its Restricted Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) to the extent such loss was deducted in computing such Consolidated Net Income; plus
     (10) any losses arising under fuel hedging arrangements entered into prior to the date of this Indenture and any losses actually realized under fuel hedging arrangements entered into after the date of this Indenture, in each case to the extent deducted in computing such Consolidated Net Income; plus
     (11) cash restructuring charges in an aggregate amount not to exceed $15.0 million in any fiscal year to the extent such charges were deducted in computing such Consolidated Net Income; plus
     (12) all cost-savings, integration costs, transactional costs, expenses and charges incurred in connection with the consummation of any transaction related to any permitted acquisition, merger, disposition, issuance of Indebtedness, issuance of Equity Interests, or any Investment, in each case, to the extent (a) permitted under this Indenture and (b) deducted in computing such Consolidated Net Income; plus
     (13) proceeds from business interruption insurance for such period, to the extent not already included in computing such Consolidated Net Income; plus

     (14) any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any permitted acquisition, merger, disposition, incurrence of Indebtedness, issuance of Equity Interests or any investment to the extent (a) actually indemnified or reimbursed and (b) deducted in computing such Consolidated Net Income; plus
     (15) proceeds from sales of miles to third party business partners during such period to the extent not already included in computing such Consolidated Net Income; plus
     (16) costs and expenses, including fees, incurred directly in connection with the consummation of the offering of the Notes as described in the Offering Memorandum to the extent deducted in computing such Consolidated Net Income; minus
     (17) non-cash items, other than the accrual of revenue in the ordinary course of business, to the extent such amount increased such Consolidated Net Income; minus
     (18) the sum of (A) income tax credits, (B) interest income and (C) extraordinary, non-recurring or unusual gains included in computing such Consolidated Net Income; minus
     (19) any amount included in the calculation of Consolidated EBITDAR in a prior period under clause (15) of this definition to the extent that such amount is recognized as revenue in computing Consolidated Net Income for such current period, in each case, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:
     (1) all net after tax extraordinary, non-recurring or unusual gains or losses and all gains or losses realized in connection with any Asset Sale (without giving effect to the exclusions listed in the definition of “Asset Sale”) or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;
     (2) the net income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
     (3) the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not permitted, at the date of determination, without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
     (4) the cumulative effect of a change in accounting principles will be excluded;
     (5) the effect of non-cash gains and losses resulting from Hedging Obligations, including attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133, will be excluded;
     (6) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, will be excluded;
     (7) the effect of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the date of this Indenture resulting from the application at SFAS Nos. 141, 142 or 144 (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), will be excluded; and
     (8) any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries.
     “Continental/UAL Merger” means a merger in which the Company becomes a Subsidiary of UAL.
     “Continental/UAL Merger Agreement” means the Agreement and Plan of Merger, dated as of May 2, 2010, among UAL, the Company and JT Merger Sub Inc., as amended, restated, modified, supplemented, replaced or extended from time to time.
     “continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
     “Continuing Directors” means, as of any date or for any period of determination, any member of the Board of Directors of the Company who:
     (1) was a member of such Board of Directors on the first day of such period; or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 hereof and for purposes of Sections 2.03 and 4.02 hereof, such office shall also mean the office or agency of the Trustee located at 101 Barclay Street, New York, NY 10286, Attention: Bond Operations-7E, or such other address as to which the Trustee may give notice to the Company.
     “Credit Agreement” means that certain Amended and Restated Credit and Guaranty Agreement, dated as of August 3, 2006, among the Company and CMI, as borrowers and guarantors, AMI, as a guarantor, Merrill Lynch Mortgage Capital, Inc., as administrative agent, and the lenders party thereto, as amended, restated, modified, supplemented, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise, and whether or not the amount of Indebtedness thereunder is increased) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.
     “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, reimbursement agreements or other agreements providing for the extension of credit, whether secured or unsecured, in each case, with banks, insurance companies, financial institutions or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, surety bonds or insurance products, in each case, as amended, restated, modified, renewed, extended, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.
     “Cure Collateral” means (a) cash and Permitted Investments, pledged to the Collateral Trustee (and subject to an account control agreement in form and substance reasonably satisfactory to the Collateral Trustee) and (b) additional Routes, Slots, Gate Leaseholds, ground support equipment, aircraft, airframes, engines, flight simulators, flight training devices, spare parts, Real Property Assets, QEC Kits or other assets of a Grantor designated as “Cure Collateral” in an Officers’ Certificate delivered by the Company to the Collateral Trustee and pledged on a Secured Debt Lien basis to the Collateral Trustee pursuant to arrangements reasonably satisfactory to the Collateral Trustee.
     “Custodian” means the Trustee, as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.
     “Debit Card Marketing Agreement” means the Debit Card Marketing Agreement, dated as of January 1, 2006, between the Company and JPMorgan Chase Bank, N.A., as previously amended and as may be further amended, amended and restated, modified, supplemented, replaced or extended from time to time.

     “Default” means any event that, unless cured or waived, is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
     “Designated Noncash Consideration” means any non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers’ Certificate delivered to the Trustee, which Officers’ Certificate shall set forth the Fair Market Value of such Designated Noncash Consideration and the basis for determining such Fair Market Value.
     “Discharge of Priority Lien Obligations” means the occurrence of all of the following:
     (1) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;
     (2) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);
     (3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and
     (4) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
     “Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees, or pledges any property or assets to secure, any Secured Debt Obligations.
     “DOT” means the U.S. Department of Transportation and any successor thereto.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offering” means any public or private sale either: (a) of Qualifying Equity Interests by the Company (other than to a Subsidiary of the Company or pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) or (b) of Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.
     “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Excluded Contributions” means net cash proceeds received by the Company after the date of this Indenture from:
     (1) contributions to its common equity capital (other than from any Subsidiary); or
     (2) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Qualifying Equity Interests,
in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed on or around the date such capital contributions are made or the date such Equity Interests are sold, as the case may be. Excluded Contributions will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (a)(3)(B) of Section 4.07 hereof.
     “Excluded Subsidiary” means each Subsidiary of the Company that is a captive insurance company and is prohibited from becoming a Guarantor pursuant to applicable rules and regulations.

     “Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness incurred under clauses (1) or (3) of the definition of “Permitted Debt”) in existence on the date of this Indenture (including under the Credit Agreement), until such amounts are repaid.
     “FAA” means the Federal Aviation Administration of the United States of America and any successor thereto.
     “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an officer of the Company (unless otherwise provided in this Indenture); provided that any such officer of the Company shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.
     “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDAR of such Person for such period to the Fixed Charges of such Person for such period. If the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Company and certified in an Officers’ Certificate delivered to the Trustee) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Company and certified in an Officers’ Certificate delivered to the Trustee, and including any operating expense reductions for such period resulting from such acquisition that have been realized or for which all of the material steps necessary for realization have been taken) as if they had occurred on the first day of the four-quarter reference period;

     (2) the Consolidated EBITDAR attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
     (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
     (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
     (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).
     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus
     (2) the interest component of leases that are capitalized in accordance with GAAP of such Person and its Restricted Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus
     (3) any interest expense actually paid in cash for such period by such specified Person on Indebtedness of another Person that is guaranteed by such specified Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one of its Restricted Subsidiaries; plus
     (4) the product of (A) all cash dividends accrued on any series of preferred stock of such Person or any of its Restricted Subsidiaries for such period, other than to the Company or a Restricted Subsidiary of the Company, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus
     (5) the aircraft rent expense of such Person and its Restricted Subsidiaries for such period to the extent that such aircraft rent expense is payable in cash,

all as determined on a consolidated basis in accordance with GAAP.
     “Flyer Miles Obligations” means, as at any date of determination, the obligation of the Company to pay to Chase Bank USA, N.A. and/or JPMorgan Chase Bank, N.A. any amount, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, fees, penalties, indemnifications, contract causes of action, costs, expenses or otherwise, owing by the Company under the Co-Branded Agreement, the Debit Card Marketing Agreement and/or the CAL Indemnity.
     “Foreign Aviation Authorities” means any foreign governmental, quasi-governmental, regulatory or other agencies, public corporations or private entities that exercise jurisdiction over the issuance or authorization (a) to serve any foreign point on the Pledged Routes that a Grantor is serving at any time and/or to conduct operations related to the Pledged Routes and Pledged Gate Leaseholds and/or (b) to hold and operate any Pledged Slots.
     “GAAP” means generally accepted accounting principles in the United States of America, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession; and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
     “Gate Leasehold” means, at any time, all of the right, title, privilege, interest and authority, now held or hereafter acquired by the Company or a Restricted Subsidiary of the Company in connection with the right to use or occupy space in an airport terminal at any airport covered by a Route to the extent necessary for servicing the permitted scheduled air carrier service authorized by such Route relating to such airport.
     “Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01 or 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2).
     “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
     “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
     “Grantors” means the Company, AMI, CMI and any other Person (if any) that pledges any Collateral under the Security Documents to secure any Secured Debt Obligation.
     “Guarantee” means a guarantee (other than (a) by endorsement of negotiable instruments for collection or (b) customary contractual indemnities, in each case in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).
     “Guarantors” means any Domestic Subsidiary of the Company that guarantees the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
     “Hedge Agreement” means any agreement evidencing Hedging Obligations.
     “Hedging Obligations” means, with respect to any specified Person, the Obligations of such Person under:
     (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
     (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
     (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding clauses in purchase agreements and maintenance agreements pertaining to future prices.
     “Holder” means a Person in whose name a Note is registered.
     “IATA” means the International Air Transport Association and any successor thereto.
     “Immaterial Subsidiary” means one or more Subsidiaries of the Company so long as (1) the assets of all such Subsidiaries constitute, in the aggregate, no more than 2.50% of the total consolidated tangible assets of the Company and its Subsidiaries on a consolidated basis (as determined as of the last day of the most recent fiscal quarter of the Company for which internal financial statements are available) and (2) the revenues of such Subsidiaries account for no more than 2.50% of the total revenues of the Company and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the most recent fiscal quarter of the Company for which internal financial statements are available; provided that a Subsidiary will not be considered to be an Immaterial Subsidiary if it (i), directly or indirectly, guarantees, or pledges any property or assets to secure, any Secured Debt Obligations or (ii) owns any assets that constitute Collateral.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) in respect of banker’s acceptances;
     (4) representing Capital Lease Obligations;
     (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, and excluding in any event trade payables arising in the ordinary course of business; or
     (6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP and, in the case of the Company, shall include the Flyer Miles Obligations. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
     For the avoidance of doubt, Banking Product Obligations do not constitute Indebtedness.
     “Indenture” means this Indenture, as amended, amended and restated, adjusted, supplemented or otherwise modified from time to time.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Notes” means the first $800.0 million aggregate principal amount of Notes issued under this Indenture on the date of this Indenture.
     “Initial Purchasers” means J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Goldman, Sachs &

Co., UBS Securities LLC, Credit Agricole Securities (USA) Inc. and Deutsche Bank Securities Inc.
     “insolvency or liquidation proceeding” means:
     (1) any case commenced by or against any Grantor under Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;
     (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
     (3) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
     “Investments” means, with respect to any Person, all direct or indirect investments made from and after the date of this Indenture by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (but excluding advance payments and deposits for goods and services in the ordinary course of business) or capital contributions (excluding commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company after the date of this Indenture such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07 hereof. Notwithstanding the foregoing, any Equity Interests retained by the Company or any of its Subsidiaries after a disposition or dividend of assets or Capital Stock of any Person in connection with any partial “spin-off” of a Subsidiary or similar transactions shall not be deemed to be an Investment. The acquisition by the Company or any Restricted Subsidiary of the Company after the date of this Indenture of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07 hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

     “Junior Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of any Grantor to secure Junior Lien Obligations.
     “Junior Lien Debt” means (a) the Flyer Miles Obligations and (b) any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company that is secured by a Junior Lien and that was permitted to be incurred and so secured under each applicable Secured Debt Document (including any Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace or defease other Junior Lien Debt); provided that:
     (1) on or before the date on which any such Indebtedness contemplated by clause (b) above is incurred by the Company, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to each Junior Lien Representative, each Priority Lien Representative and the Collateral Trustee, as “Junior Lien Debt” for the purposes of this Indenture and the Collateral Trust Agreement; provided that no Series of Secured Debt may be designated as both Junior Lien Debt and Priority Lien Debt;
     (2) any such Indebtedness contemplated by clause (b) above is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and
     (3) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure any such Indebtedness contemplated by clause (b) above or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (3) will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Junior Lien Debt”).
     “Junior Lien Documents” means, collectively, the Co-Branded Agreement, the Debit Card Marketing Agreement, the CAL Indemnity, any indenture, credit agreement or other agreement governing each Series of Junior Lien Debt and the security documents related thereto.
     “Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof, together with Hedging Obligations that are secured, or intended to be secured, under the Junior Lien Documents if the provider of such Hedging Obligations has agreed to be bound by the terms of the Collateral Trust Agreement as a holder of Junior Lien Obligations or such provider’s interest in the Collateral is subject to the terms of the Collateral Trust Agreement as a holder of Junior Lien Obligations and if such Hedging Obligations are permitted to be incurred and so secured under each applicable Secured Debt Document.
     “Junior Lien Representative” means (1) in the case of the Flyer Miles Obligations, JPMorgan Chase Bank, N.A., as representative of the holders of such Obligations or (2) in the case of any other Junior Lien Obligations, the trustee, agent or representative of the holders of the Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and (a) is appointed as a Junior Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (but excluding any lease or sublease pursuant to clause (14) of the definition of “Asset Sale”), including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
     “Lien Sharing and Priority Confirmation” means:
     (1) as to any future Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative:
     (A) that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by any Grantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations;
     (B) that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and
     (C) consenting to the terms of the Collateral Trust Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform its obligations under, the Collateral Trust Agreement and the other Security Documents; and
     (2) as to any Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, for the benefit of all holders of Secured Debt and each Secured Debt Representative:

     (A) that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by any Grantor to secure any Obligations in respect of such Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations;
     (B) that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and
     (C) consenting to the terms of the Collateral Trust Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform its obligations under, the Collateral Trust Agreement and the other Security Documents.
     “Margin Stock” means as defined within Regulation U of the Board of Governors of the Federal Reserve System of the United States.
     “Material Adverse Effect” means a material adverse effect on the Collateral, taken as a whole.
     “MBA” means Morten Beyer & Agnew.
     “Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received in respect of or upon the sale or other disposition of any Designated Noncash Consideration or other non-cash consideration received in any Asset Sale), net of: (a) the direct costs and expenses relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; (b) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP; (c) all payments made on any Indebtedness (other than Secured Debt) that is secured by a Permitted Lien on the assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale; (d) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and (e) any portion of the purchase price from an Asset Sale placed in escrow pursuant to the terms of such Asset Sale (either as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Asset Sale) until the termination of such escrow.

     “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither the Company nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (B) is directly or indirectly liable as a guarantor or otherwise; and
     (2) as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).
     “Non-U.S. Person” means a Person who is not a U.S. Person.
     “Note Documents” means this Indenture, the Notes, the Note Guarantees and the Security Documents.
     “Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
     “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
     “Obligations” means, with respect to any Indebtedness, any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities, in each case payable under the documentation governing such Indebtedness.
     “Offering Memorandum” means the offering memorandum, dated as of August 4, 2010, prepared in connection with the sale and distribution of the Notes.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
     “Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, that meets the requirements of Section 13.03 hereof.
     “Opinion of Counsel” means a written opinion from legal counsel that meets the requirements of Section 13.03 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
     “Payment Default” means a Default under clause (1) or (2) of Section 6.01.
     “Permitted Business” means any business that is the same as, or reasonably related, ancillary, supportive or complementary to, the business in which the Company and the Guarantors are engaged on the date of this Indenture.
     “Permitted Investments” means:
     (1) any Investment in the Company or in a Restricted Subsidiary of the Company;
     (2) any Investment in cash, Cash Equivalents and any foreign equivalents;
     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
     (A) such Person becomes a Restricted Subsidiary of the Company; or
     (B) such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;
     (5) any acquisition of assets or Capital Stock in exchange for the issuance of Qualifying Equity Interests;
     (6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (B) litigation, arbitration or other disputes;
     (7) Investments represented by Hedging Obligations;
     (8) loans or advances to officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $10.0 million at any one time outstanding;
     (9) repurchases of the Notes;

     (10) any guarantee of Indebtedness permitted to be incurred pursuant to Section 4.09 hereof other than a guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;
     (11) any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (A) as required by the terms of such Investment as in existence on the date of this Indenture or (B) as otherwise permitted under this Indenture;
     (12) Investments acquired after the date of this Indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
     (13) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Company or a Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction;
     (14) accounts receivable arising in the ordinary course of business;
     (15) Investments in connection with outsourcing initiatives in the ordinary course of business;
     (16) Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value other than a reduction for all returns of principal in cash and capital dividends in cash), when taken together with all Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed $750.0 million at any one time outstanding in connection with (A) travel or airline related businesses made in connection with marketing and promotion agreements, alliance agreements, distribution agreements, agreements with respect to fuel consortiums, agreements relating to flight training, agreements relating to insurance arrangements, agreements relating to parts management systems and other similar agreements or (B) joint ventures in existence on the date of this Indenture or formed thereafter; and
     (17) other Investments in any Person that do not involve properties or assets that constitute Collateral, having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed 3.0% of the total consolidated tangible assets of the Company and its Restricted Subsidiaries at the time of such Investment.
     “Permitted Liens” means:
     (1) Priority Liens held by the Collateral Trustee securing (A) Priority Lien Debt in an aggregate principal amount (as of the date of incurrence of any Priority Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Priority Lien Cap and (B) all other Priority Lien Obligations;
     (2) Junior Liens held by the Collateral Trustee securing (A)(i) Junior Lien Debt (including all Permitted Refinancing Indebtedness secured by a Junior Lien permitted by clause (A)(ii) below) in an aggregate principal amount (as of the date of incurrence of any such Junior Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Subordinated Lien Cap and (ii) Permitted Refinancing Indebtedness the proceeds of which are applied to renew, refund, extend, refinance, replace, defease or discharge any Junior Lien Debt or other Junior Lien Obligations and (B) all other Junior Lien Obligations; provided, that all such Junior Liens contemplated by this clause (2) are made junior to the Priority Lien Obligations pursuant to the Collateral Trust Agreement;
     (3) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
     (4) Liens imposed by law, including carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;
     (5) Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default hereunder;
     (6) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);
     (7) Liens on accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction,” incurred in connection with a Qualified Receivables Transaction;
     (8) (A) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to Cure Collateral, if any, and (B) Liens arising by operation of law or that are contractual rights of set-off in favor of the depository bank or securities intermediary in respect of the Collateral Proceeds Account;
     (9) licenses, sublicenses, leases and subleases by the Company as they relate to any aircraft, airframe, engine or any Cure Collateral and to the extent (A) such licenses, sublicenses, leases or subleases do not interfere in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole, and in each case, such license, sublicense, lease or sublease is to be subject to the Liens granted to the Collateral Trustee pursuant to the Security Documents or (B) otherwise expressly permitted by the Security Documents;
     (10) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, reservations, encroachments, land use restrictions, encumbrances or other similar matters and title defects, in each case as they relate to Real Property Assets, which (A) do not interfere materially with the ordinary conduct of the business of the Company or its utilization of such property, (B) do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Company and (C) do not materially adversely affect the marketability of the applicable property;
     (11) salvage or similar rights of insurers, in each case as it relates to any aircraft, airframe, engine or any Cure Collateral, if any;
     (12) in each case as it relates to any aircraft, Liens on appliances, parts, components, instruments, appurtenances, furnishings and other equipment installed on such aircraft and separately financed by a Grantor, to secure such financing;
     (13) with respect to the AMI Nonmaterial Collateral and the CMI Nonmaterial Collateral only,
     (i) pledges or deposits securing obligations under workers’ compensation, unemployment insurance, social security or public liability laws or similar legislation;
     (ii) (A) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of Indebtedness), letters of credit, performance bonds or leases to which CMI, AMI or any of their respective Subsidiaries is a party as lessee, or other similar obligations, in each instance, made or incurred in the ordinary course of business, including, without limitation, pledges or deposits of cash and cash equivalents securing obligations under credit card agreements, and (B) pledges or deposits, or other Liens on order positions relating to the acquisition of aviation or aviation related equipment, securing any financing of order positions or pre delivery obligations relating to the acquisition of such equipment by AMI, CMI or any of their respective Subsidiaries;
     (iii) deposits securing public or statutory obligations of CMI, AMI or any of their respective Subsidiaries or which are required to qualify any such Person to conduct business in any jurisdiction or obtain the benefits of any law;
     (iv) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which CMI, AMI or any of their respective Subsidiaries is a party;

     (v) Liens created or granted by AMI, CMI or any of their respective Subsidiaries in connection with the acquisition (by purchase (including, without limitation, by Capital Lease Obligations), construction or otherwise) of assets, or the financing thereof (so long as such financing occurs not later than (A) eighteen months after such acquisition in the case of aircraft or engines and (B) 120 days after such acquisition in the case of any other assets), to the extent such Liens do not (1) encumber any assets of CMI, AMI or any of their respective Subsidiaries other than (aa) the acquired assets and/or any improvements thereon and/or (bb) the interest of AMI, CMI or any of their respective Subsidiaries in contracts and/or books and records directly relating to such acquired assets and/or any improvements thereon or (2) secure any Indebtedness other than that incurred solely in connection with the acquisition of such acquired assets or such financing;
     (vi) Liens created or granted by AMI or CMI or any of their respective Subsidiaries in connection with improvements or modifications to airframes or engines owned by AMI or CMI or any of their respective Subsidiaries and already subject to a Permitted Lien or leased to AMI or CMI or any of their respective Subsidiaries, or the financing or refinancing thereof (so long as such financing or refinancing occurs not later than 120 days after the completion of such improvements or modifications), to the extent such Liens do not (A) encumber any assets of AMI or CMI or any of their respective Subsidiaries other than (1) the airframes or engines being improved or modified (including such improvements and modifications) and/or (2) the interest of AMI or CMI or any of their respective Subsidiaries in contracts, and/or books and records, directly relating to the airframes or aircraft engines being improved or modified (or such improvements or modifications) or (B) secure any Indebtedness other than that incurred solely in connection with such improvements or modifications or such financing or refinancing and other than Indebtedness secured by such Permitted Liens;
     (vii) Liens existing on assets at the time of acquisition thereof by AMI, CMI or any of their respective Subsidiaries and Liens resulting or arising as a result of the assumption by CMI, AMI or any of their respective Subsidiaries of Indebtedness in connection with the acquisition of any assets as long as any such Lien does not encumber any assets other than the acquired assets and any improvements thereon and the amount of assumed Indebtedness does not exceed the fair market value of the acquired assets;
     (viii) Liens arising under leases and subleases (including, without limitation, the Lien of the owner of, or mortgagee of the ownership interest in, the assets subject to any such lease or sublease on such property and any improvements and fixtures thereof);
     (ix) Liens on any proceeds of any assets subject to a Permitted Lien described in this clause (13);

     (x) any Lien on any receivable created as a result of a charge card transaction, other than on CMI’s or AMI’s right to payment from the other party to the related credit card agreement; and
     (xi) any renewal, extension or replacement of any of the foregoing (in connection with any renewal, extension or refinancing of Indebtedness or otherwise); provided that the amount of Indebtedness secured by any such replacement Lien is permitted to be incurred hereunder and is not increased, and such renewal, extension or replacement Lien does not spread to cover any additional asset (except as contemplated by clauses (v), (vi) and (vii) hereof); and
     (14) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding.
     “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or accreted value, if applicable) when initially incurred of the Indebtedness renewed, refunded, extended, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith); provided that with respect to any such Permitted Refinancing Indebtedness that is refinancing secured Indebtedness and is secured by the same collateral, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness shall not exceed the greater of the preceding amount and the Fair Market Value of the assets securing such Permitted Refinancing Indebtedness;
     (2) if such Permitted Refinancing Indebtedness has a maturity date that is after the maturity date of the Notes (with any amortization payment comprising such Permitted Refinancing Indebtedness being treated as maturing on its amortization date), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity that is (A) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged or (B) more than 60 days after the final maturity date of the Notes;
     (3) if the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged;

     (4) no Restricted Subsidiary that is not a Guarantor shall be an obligor with respect to such Permitted Refinancing Indebtedness unless such non-Guarantor Restricted Subsidiary was an obligor with respect to the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged; and
     (5) notwithstanding that the Indebtedness being renewed, refunded, refinanced, extended, replaced, defeased or discharged may have been repaid or discharged by the Company or any of its Restricted Subsidiaries prior to the date on which the new Indebtedness is incurred, Indebtedness that otherwise satisfies the requirements of this definition may be designated as Permitted Refinancing Indebtedness so long as such renewal, refunding, refinancing, extension, replacement, defeasance or discharge occurred not more than 36 months prior to the date of such incurrence of Permitted Refinancing Indebtedness.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Pledged Gate Leaseholds” means, as of any date, the Gate Leaseholds included in the Collateral as of such date.
     “Pledged Routes” means, as of any date, the Routes included in the Collateral as of such date.
     “Pledged Slots” means, as of any date, the Slots included in the Collateral as of such date.
     “Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of any Grantor to secure Priority Lien Obligations.
     “Priority Lien Cap” means $1.025 billion (plus the aggregate amount of accrued interest and the amount of all fees and expenses, including premiums, paid or incurred in connection with any refunding, replacement or other refinancing of Priority Lien Debt with the proceeds of other Priority Lien Debt that was permitted to be incurred under this Indenture), minus the aggregate amount of all Net Proceeds of any Sale of Collateral or Sale of a Grantor applied by the Company since the date of this Indenture to repay or redeem Notes or any Priority Lien Debt under a Credit Facility that is term Indebtedness or to repay other Priority Lien Debt or to repay Priority Lien Debt under a Credit Facility that is revolving credit Indebtedness and effect a corresponding commitment reduction thereunder pursuant to Section 4.10 hereof, and minus the principal amount of any Permitted Refinancing Indebtedness not constituting Priority Lien Debt the proceeds of which are applied to refinance, refund, repay, redeem, defease or otherwise acquire or retire for value any Priority Lien Debt.
     “Priority Lien Debt” means:
     (1) the Notes; and
     (2) additional notes issued under any indenture that are secured equally and ratably with the Notes on a priority basis by a Priority Lien that is permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (2), that:
     (A) on or before the date on which such future Indebtedness is incurred by the Company, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to each Priority Lien Representative and the Collateral Trustee, as “Priority Lien Debt” for purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Junior Lien Debt and Priority Lien Debt;
     (B) the Priority Lien Representative for such Indebtedness executes a joinder in the form required under the Collateral Trust Agreement and such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation;
     (C) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Priority Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (C) will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”); and
     (D) such additional notes shall have substantially the same terms as the Notes, taking into account the remaining tenor of the existing Notes, provided that such additional notes may have a different annual interest rate and a final maturity date at or after the final maturity date of the existing Notes.
     For the avoidance of doubt, Banking Product Obligations and Hedging Obligations do not constitute Priority Lien Debt, but may constitute Priority Lien Obligations.
     “Priority Lien Debt Value Ratio” means, as of any date of determination, the ratio of (a) the Appraised Value of the Collateral as of that date to (b) the aggregate principal amount of Priority Lien Debt outstanding as of that date (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder).
     “Priority Lien Documents” means this Indenture, any other Credit Facility or agreement pursuant to which any Priority Lien Debt is incurred, any Hedge Agreement pursuant to which any Hedging Obligations constituting Priority Lien Obligations are incurred, any agreement pursuant to which any Banking Product Obligations constituting Priority Lien Obligations are incurred and the Security Documents.
     “Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt, together with the sum of (a) Hedging Obligations evidenced by a Hedge Agreement that includes a Lien Sharing and Priority Confirmation and meets all of the other requirements of the Collateral Trust Agreement to be Priority Lien Obligations and that have been designated as “Priority Lien Obligations” in an Officers’ Certificate delivered to the

Collateral Trustee on the date on which the Hedge Agreement relating to such Hedging Obligation was entered into (1) having an aggregate “settlement amount” (or similar term) (as defined in the applicable Hedge Agreement relating to Priority Lien Obligations consisting of a Hedging Obligation) or (2), with respect to any such Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any termination payments then due) under such Hedge Agreement, under all Hedge Agreements relating to Priority Lien Obligations consisting of Hedging Obligations, minus the aggregate amount of all Net Proceeds of any Sale of Collateral or Sale of a Grantor applied by the Company since the date of this Indenture to repay any Hedging Obligations pursuant to the terms of the Priority Lien Documents under which such Hedging Obligations are secured or intended to be secured; provided that the “settlement amount” (or similar term) as of the last Business Day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee upon request plus (b) Banking Product Obligations of the Company that are evidenced by an agreement that includes a Lien Sharing and Priority Confirmation and meets all of the other requirements of the Collateral Trust Agreement to be Priority Lien Obligations and that have been designated as “Priority Lien Obligations” in an Officers’ Certificate delivered to the Collateral Trustee on the date on which the agreement relating to such Banking Product Obligation was entered into, in an aggregate amount not to exceed, together with the amounts referred to in clause (a) above, $15.0 million.
     “Priority Lien Representative” means (a) in the case of the Notes, the Trustee or (b) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the security documents) pursuant to the credit agreement or other agreement governing such Series of Priority Lien Debt.
     “Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
     “QEC Kits” means the quick engine change kits of any Grantor.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (a) a Receivables Subsidiary or any other Person (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, other than assets that constitute Collateral or proceeds of Collateral.
     “Qualified Replacement Assets” means any aircraft, airframes, engines, Routes, Slots or Gate Leaseholds (a) which a Grantor owns or in which a Grantor has any rights or the power to transfer rights, (b) in which a Grantor pledges such ownership interests or rights as Collateral under the Security Documents to secure Secured Debt Obligations and (c) which are subject to a perfected Secured Debt Lien in favor of the Collateral Trustee for the benefit of the holders of the Secured Debt Obligations subject only to Permitted Liens, pursuant to arrangements reasonably satisfactory to the Collateral Trustee.
     “Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.
     “Real Estate Mortgages” means, collectively, each mortgage granted pursuant to the terms of this Indenture, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
     “Real Property Assets” means those certain parcels of real property owned in fee by the Company and located at 900 Grand Plaza Drive, Houston, Texas, together with, in each case, all buildings, improvements, facilities, appurtenant fixtures and equipment, easements and other property and rights incidental or appurtenant to the ownership of such parcel of real property (as each such real property is more particularly described in the applicable Real Estate Mortgage) (including, without limitation, all collateral described in the applicable Real Estate Mortgage) and, from time to time, all collateral identified in a Real Estate Mortgage granted pursuant to the terms of this Indenture and designated as Cure Collateral in accordance with Section 4.20.
     “Receivables Subsidiary” means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (1) is guaranteed by the Company or any Restricted Subsidiary of the Company (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (2) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (3) subjects any property or asset of the Company or any Subsidiary of the Company (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, and (ii) fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
     “Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.
     “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
     “Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
     “Route” means the authority of the Company or a Restricted Subsidiary of the Company pursuant to Title 49 or other applicable law, to operate scheduled service between a specifically designated pair of terminal points and intermediate points, if any, including applicable frequencies, exemption and certificate authorities.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.

     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Sale of a Grantor” means any Asset Sale to the extent involving an issuance, sale, lease, conveyance, transfer or other disposition of the Capital Stock of a Grantor other than (1) an issuance of Equity Interests by a Grantor to either of the Company or another Restricted Subsidiary of the Company, and (2) an issuance of directors’ qualifying shares.
     “Sale of Collateral” means any Asset Sale to the extent involving a sale, lease, conveyance, transfer or other disposition of Collateral.
     “Secured Debt” means Priority Lien Debt and Junior Lien Debt.
     “Secured Debt Documents” means the Priority Lien Documents and the Junior Lien Documents.
     “Secured Debt Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Company or any Guarantor to secure Secured Debt Obligations.
     “Secured Debt Obligations” means Priority Lien Obligations and Junior Lien Obligations.
     “Secured Debt Representative” means each Junior Lien Representative and each Priority Lien Representative.
     “Secured Parties” means the holders of Secured Debt Obligations and the Secured Debt Representatives.
     “Security Documents” means the Collateral Trust Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, amended and restated, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1 of the Collateral Trust Agreement.
     “Series of Junior Lien Debt” means, severally, the Flyer Miles Obligations and each issue or series of Junior Lien Debt for which a single transfer register is maintained and any other Indebtedness under any other indenture or Credit Facility that constitutes Junior Lien Obligations.

     “Series of Priority Lien Debt” means, severally, the Notes and any additional notes or other Indebtedness under any other indenture or Credit Facility that constitutes Priority Lien Obligations.
     “Series of Secured Debt” means, severally, each Series of Junior Lien Debt and each Series of Priority Lien Debt.
     “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
     “Slot” means (a) in the case of airports outside the United States, at any time, the right and operational authority to conduct one landing or takeoff at a specific time or during a specific time period, or (b) in the case of airports in the United States, at any time, the right and operational authority to conduct one Instrument Flight Rule (as defined in Title 14) scheduled landing or take-off operation at a specific time or during a specific time period at any airport at which landings or takeoffs are restricted, including, without limitation, slots, arrival and operating authorizations, whether pursuant to FAA or DOT regulations or orders pursuant to Title 14, Title 49 or other federal statutes now or hereinafter in effect.
     “Special Interest” means additional interest on all outstanding Notes in an amount equal to 2.0% per annum of the principal amount of such Notes, payable as described (a) in clause (4)(B)(i) of Section 4.10(a) hereof and (b) in Section 4.20 hereof; provided that in no event will the aggregate amount of Special Interest payable at any one time pursuant to clauses (a) and (b) above together exceed 2.0% per annum of the principal amount of such Notes. For the avoidance of doubt, Special Interest payable pursuant to clauses (a) and (b) above are independent obligations governed by separate provisions of this Indenture and the termination of the obligation to pay Special Interest under one such provision does not automatically terminate the obligation to pay Special Interest under the other provision. Special Interest payable pursuant to clauses (a) or (b) above will be calculated and paid in the same manner as regular interest is calculated and paid under this Indenture and all references to payments of interest will be deemed to include Special Interest, if applicable.
     “Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by the Company or any Subsidiary (other than a Receivables Subsidiary), which are customary in connection with any Qualified Receivables Transaction.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subordinated Lien Cap” means, as of any date of determination, the aggregate amount of Junior Lien Debt that may be incurred by any Grantor such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom the Total Appraised Value Ratio would be no less than 1.0 to 1.0.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
     (2) any partnership, joint venture or limited liability company of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
     “Title 14” means Title 14 of the U.S. Code of Federal Regulations, including Part 93, Subparts K and S thereof, as amended from time to time or any successor or recodified regulation.
     “Title 49” means Title 49 of the U.S. Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto, and any subsequent legislation that amends, supplements or supersedes such provisions.
     “Total Appraised Value Ratio” means, as of any date of determination, the ratio of (a) the Appraised Value of the Collateral as of that date to (b) the aggregate principal amount of Secured Debt outstanding as of that date (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), excluding Hedging Obligations; provided that, in the case of the Flyer Miles Obligations, the aggregate principal amount shall be the amount determined in accordance with the applicable Junior Lien Documents.
     “Transfer Restriction” means any restriction or consent requirement relating to the transfer or assignment by the Grantor of, or the grant by the Grantor of a security interest in, any right, title or interest in any type of property or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted transfer or assignment thereof (or the grant of a security interest therein) without the consent of any third party would (i) constitute a violation of the terms under which the Grantor was granted such right, title or interest (or the Grantor’s interest in any agreement or license related thereto), (ii) entitle any Governmental Authority or third party to terminate or suspend any such right, title or interest (or the Grantor’s interest in any agreement or license related thereto), or (iii) violate any applicable law, rule or regulation, except, in any case, to the extent such “Transfer Restriction” shall be rendered ineffective (both to the extent that it (x) prohibits, restricts or requires consent and (y) gives rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy) by virtue of any applicable law, including Sections 9-406, 9-407, 9-408 or 9-409 of the UCC as in effect, from time to time, in the State of New York, to the extent applicable (or any corresponding sections of the UCC in a jurisdiction other than the State of New York to the extent applicable).
     “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to September 15, 2012; provided, however, that if the period from the redemption date to September 15, 2012 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.
     “Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “UAL” means UAL Corporation, a Delaware corporation.
     “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
     “United” means United Air Lines, Inc., a Delaware corporation.
     “United States Citizen” means a Person meeting the definition set forth in Section 40102(a)(15) of Title 49, as such term has been interpreted by the DOT.
     “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in compliance with Section 4.18 hereof pursuant to a resolution of the Board of Directors, but only if such Subsidiary:
     (1) has no Indebtedness other than Non-Recourse Debt;
     (2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;
     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and
     (5) does not own any assets or properties that constitute Collateral.
     “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
     “Use or Lose Rule” means, with respect to Slots, any applicable utilization requirements issued by the FAA, other Governmental Authorities, any Foreign Aviation Authorities or any Airport Authorities, including the terms of Section 93.227 of Title 14 to the extent applicable.
     “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
Section 1.02. Other Definitions.

Defined in
Term	Section
Affiliate Transaction	4.11(a)
Asset Sale Offer	4.10(d)
Authentication Order	2.02
Calculation Date	1.01
Change of Control Offer	4.15(a)
Change of Control Payment	4.15(a)
Change of Control Payment Date	4.15(a)(2)

Defined in
Term	Section
Collateral Proceeds Account	4.10(a)(3)
Covenant Defeasance	8.03
disposition	1.01
DTC	2.03
Event of Default	6.01
Excess Proceeds	4.10(d)
incur	4.09(a)
Legal Defeasance	8.02
Notes	Preamble
Offer Amount	3.09
Offer Period	3.09
Other Offer Notes	4.10(d)
Paying Agent	2.03
Permitted Debt	4.09(b)
Permitted Person	1.01
Purchase Date	3.09
Reference Date	4.20
Registrar	2.03
Restricted Payments	4.07(a)
Sale of Collateral Consideration	4.10(a)(4)(B)(ii)
Sale of Collateral Offer	4.10(a)(4)(B)(iii)
Section 1.03. Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions;
     (7) “including” means including without limitation; and
     (8) references to sections of or rules under the Securities Act or the Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE II
THE NOTES
Section 2.01. Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, the Trustee and the Collateral Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Notes. Global Notes will be substantially in the form of Exhibit A hereto (including the Global Note Legend set forth in Section 2.06(f) hereof and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Definitive Notes will be substantially in the form of Exhibit A hereto (but without the Global Note Legend and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
     (c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream and, in each case, any successor provisions, will be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02. Execution and Authentication.
     At least one Officer must sign the Notes for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes issued pursuant to Section 2.14 hereof. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
     In authenticating the Notes, the Trustee shall receive, and subject to Section 7.01 hereof will be fully protected in relying upon, an Opinion of Counsel stating that this Indenture and such Notes and Note Guarantees, when authenticated and delivered by the Trustee and issued by the Company and the Guarantors in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company and the Guarantors enforceable in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights and by general principles of equity, and subject to customary assumptions).
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders of Notes or an Affiliate of the Company.
Section 2.03. Registrar and Paying Agent.
     The Company will maintain or cause to be maintained an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     The Company initially appoints the Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.
     The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of Notes or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders of Notes all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
Section 2.05. Holder Lists.
     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of Notes. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least two Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.
Section 2.06. Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes may be exchanged by the Company for Definitive Notes if:
     (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;
     (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
     (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.
     Upon the occurrence of any of the preceding events in clauses (1), (2) or (3) of this Section 2.06(a), Definitive Notes may be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
     (A) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (B) upon the occurrence of any of the events in clauses (1), (2) or (3) of Section 2.06(a) hereof, both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

     (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (1) above.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.
     (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:
     (A) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Upon the occurrence of any of the events in clauses (1), (2) or (3) of Section 2.06(a) hereof, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

     (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Upon the occurrence of any of the events in clauses (1), (2) or (3) of Section 2.06(a) hereof, the holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Upon the occurrence of any of the events in clauses (1), (2) or (3) of Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global

Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or
     (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note and in the case of clause (C) above, the Regulation S Global Note.
     (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) the Registrar receives the following:
     (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the

Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(A) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon the occurrence of any of the events in clauses (1), (2) or (3) of Section 2.06(a) hereof, then, upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) the Registrar receives the following:
     (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
     (f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (1) Private Placement Legend.
     (A) Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),

ONLY(A) TO THE ISSUER, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”
     (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (h) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
     (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge or notation payable upon exchange, transfer or notation pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.04 hereof).
     (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (5) Neither the Registrar nor the Company will be required:
     (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
     (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
     (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
Section 2.07. Replacement Notes.
     If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note, including reasonable fees and expenses of the Trustee.
     Every replacement Note is an obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08. Outstanding Notes.
     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09. Treasury Notes.
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or any Affiliate of the Company or any Guarantor will be disregarded, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned will be so disregarded.
Section 2.10. Temporary Notes.
     Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
     Until such exchange, Holders of temporary Notes will be entitled to all of the rights, benefits and privileges of this Indenture.
Section 2.11. Cancellation.
     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and at the written direction of the Company will dispose of canceled Notes in accordance with its then existing procedures therefor (subject to the record retention requirement of the Exchange Act). Certification of such disposal of all canceled Notes will be delivered to the Company upon request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.
     If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of Notes on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders of Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13. CUSIP Numbers.
     The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in any notice issued under this Indenture, including but not limited to notices of redemption, as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or other notice and that reliance may be placed only on the other elements of identification printed on the Notes, and any such redemption or effect of other such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
Section 2.14. Issuance of Additional Notes.
     After the date of this Indenture, the Company shall be entitled to issue Additional Notes under this Indenture. All the Notes issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.
     With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
     (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and
     (b) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended.

Section 2.15. Global Securities.
     Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary except to the extent such action or failure to act is at the request of the Trustee or such Agent.
ARTICLE III
REDEMPTION AND PREPAYMENT
Section 3.01. Notices to Trustee.
     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:
     (1) the clause of this Indenture pursuant to which the redemption shall occur;
     (2) the redemption date;
     (3) the principal amount of Notes to be redeemed; and
     (4) the redemption price.
     If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes to be redeemed, will be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.
Section 3.02. Selection of Notes to Be Redeemed or Purchased.
     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, and the Notes are not Global Notes, the Trustee will select Notes for redemption or purchase on a pro rata basis (or, in the case of Global Notes, the Trustee will select Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection), unless otherwise required by law or applicable stock exchange or depositary requirements.
     In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
     The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03. Notice of Redemption.
     Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.
     The notice will identify the Notes to be redeemed and will state:
     (1) the redemption date;
     (2) the redemption price;
     (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
     (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.
     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
Section 3.05. Deposit of Redemption or Purchase Price.
     On or prior to 11:00 a.m. Eastern Time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Special Interest, if any, on, all Notes to be redeemed or purchased.
     If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06. Notes Redeemed or Purchased in Part.
     Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
Section 3.07. Optional Redemption.
     (a) Except as described in this Section 3.07, the Notes will not be redeemable at the Company’s option prior to September 15, 2012.
     (b) At any time prior to September 15, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, subject to the provisions of Section 3.03 hereof, at a redemption price equal to 106.750% of the aggregate principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of the Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering by the Company; provided that:

     (1) at least 50% of the original aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
     (2) the redemption occurs within 90 days of the closing of such Equity Offering.
     (c) At any time prior to September 15, 2012, the Company may on any one or more occasions redeem all or a part of the Notes, subject to the provisions of Section 3.03 hereof, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
     (d) At any time prior to September 15, 2014, the Company may redeem a portion of the Notes, subject to the provisions of Section 3.03 hereof, at a redemption price equal to 103% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the applicable date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date; provided that in no event may the Company redeem more than 10% of the original aggregate principal amount of the Notes during any period of twelve consecutive months.
     (e) On or after September 15, 2012, the Company may on any one or more occasions redeem all or a part of the Notes, subject to the provisions of Section 3.03 hereof, at the redemption prices (expressed as percentages of principal amount on the date of redemption), plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed to the applicable date of redemption, if redeemed during the 12-month period beginning on September 15 of the years set forth below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Period	Percentage
2012	105.063%
2013	103.375%
2014 and thereafter	100.000%
     Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.08. Mandatory Redemption.
     The Company is not required to make mandatory redemption, sinking fund or other scheduled payments of principal with respect to the Notes. However, the Company may be required to offer to purchase the Notes as described in Sections 4.10 and 4.15 hereof. The

Company or its Affiliates may at any time and from time to time purchase Notes in the open market or otherwise.

Section 3.09.	Offer to Purchase by Application of Excess Proceeds or Sale of Collateral Consideration.
     In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an Asset Sale Offer or a Sale of Collateral Offer, it will follow the procedures specified below.
     The Asset Sale Offer or Sale of Collateral Offer shall be made to all Holders of Notes and, in the case of an Asset Sale Offer, all holders of Other Offer Notes; provided that, in the case of an Asset Sale Offer, the percentage of such Excess Proceeds allocated and offered to the Notes in such Asset Sale Offer is at least equal to the percentage of the aggregate principal amount of all Priority Lien Debt represented at such time by the Notes.
     The Asset Sale Offer or Sale of Collateral Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (in the case of an Asset Sale) or Sale of Collateral Consideration (in the case of a Sale of Collateral) (in each case, the “Offer Amount”) to the purchase of Notes and Other Offer Notes (in the case of an Asset Sale) (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer or all Notes tendered in response to the Sale of Collateral Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Special Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders of Notes who tender Notes pursuant to the Asset Sale Offer or Sale of Collateral Offer, as applicable.
     Upon the commencement of an Asset Sale Offer or Sale of Collateral Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders of Notes, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer or Sale of Collateral Offer, as applicable. The notice, which will govern the terms of the Asset Sale Offer or Sale of Collateral Offer, as applicable, will state:
     (1) that the Asset Sale Offer or Sale of Collateral Offer, as applicable, is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer or Sale of Collateral Offer, as applicable, will remain open;
     (2) the Offer Amount, the purchase price and the Purchase Date;
     (3) that any Note not tendered or accepted for payment will continue to accrue interest and Special Interest, if any;

     (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer or Sale of Collateral Offer, as applicable, will cease to accrue interest and Special Interest, if any, after the Purchase Date;
     (5) that Holders of Notes electing to have a Note purchased pursuant to an Asset Sale Offer or Sale of Collateral Offer, as applicable, may elect to have Notes purchased in denominations of $2,000, or an integral multiple of $1,000 in excess thereof only;
     (6) that Holders of Notes electing to have Notes purchased pursuant to any Asset Sale Offer or Sale of Collateral Offer, as applicable, will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (7) that Holders of Notes will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness (in the case of an Asset Sale Offer) surrendered by holders thereof exceeds the Offer Amount, the Trustee will select the Notes and other pari passu Indebtedness (in the case of an Asset Sale Offer) to be purchased on a pro rata basis (or, in the case of Global Notes, the Trustee will select Notes to be purchased based on DTC’s method that most nearly approximates a pro rata selection) based on the principal amount of Notes and such other pari passu Indebtedness (in the case of an Asset Sale Offer) surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and
     (9) that Holders of Notes whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
     On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer or Sale of Collateral Offer, as applicable, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer or Sale of Collateral Offer, as applicable, on the Purchase Date.
     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
ARTICLE IV
COVENANTS
Section 4.01. Payment of Notes.
     The Company will pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest and Special Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Special Interest, if any, then due.
     The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02. Maintenance of Office or Agency.
     The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.
Section 4.03. Reports.
     (a) So long as any Notes are outstanding, the Company will furnish to the Trustee, within the time periods specified in the SEC’s rules and regulations that would apply to the Company if it were a registrant (other than a large accelerated filer or an accelerated filer) subject to those rules and regulations (whether or not the Company is actually so subject):
     (1) annual reports of the Company containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Company had been a reporting company under the Exchange Act (but only to the extent similar information is included in the Offering Memorandum), including (A) “Management’s discussion and analysis of financial condition and results of operations” and (B) audited financial statements prepared in accordance with GAAP;
     (2) quarterly reports of the Company containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Company had been a reporting company under the Exchange Act (but only to the extent similar information is included in the Offering Memorandum), including (A) “Management’s discussion and analysis of financial condition and results of operations” and (B) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision); and
     (3) current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if (A) the Company determines in its good faith judgment that such event is not material to Holders of Notes or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries, taken as a whole or (B) a failure to furnish such current report would not result in the Company losing its Form S-3 filing eligibility.
     Notwithstanding the foregoing, in no event will the Company be required by this Section 4.03 to (i) comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) or Regulation G, (ii) include the separate financial information for guarantors contemplated by Rule 3-10 of Regulation S-X promulgated by the SEC or (iii) provide any additional information in respect of

Item 402 of Regulation S-K beyond information of the type included in the Offering Memorandum.
     The Company’s reporting obligations under the first paragraph of subparagraph (a) of this Section 4.03 will be satisfied if the Company timely files such reports with the SEC.
     (b) Within 10 Business Days after any Appraisal is required to be delivered pursuant to Section 4.19 hereof, the Company will furnish to the Trustee a summary of each such Appraisal (which summary will be made publicly available) and will post the complete Appraisal on a private, restricted website to which Holders of Notes, prospective investors, broker-dealers and securities analysts are given access, subject to such individuals agreeing to confidentiality obligations reasonably acceptable to the Company for securities law purposes.
     (c) So long as any Notes are outstanding, if at any time the Company is not required to file with the SEC the reports required by the preceding subparagraph (a) of this Section 4.03, the Company will also:
     (1) issue a press release to an internationally recognized wire service at or prior to the first public disclosure of the reports required by the preceding subparagraphs (a) (solely with respect to clauses (1) and (2)) and (b) of this Section 4.03 announcing the date on which such reports will become publicly available and directing Holders of Notes, prospective investors, broker-dealers and securities analysts to contact the investor relations office of the Company to obtain copies of such reports; and
     (2) maintain a website to which Holders of Notes, prospective investors, broker-dealers and securities analysts are given access and to which all of the reports and press releases required by this Section 4.03 are posted.
     (d) The Company will furnish to Holders of Notes, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes constitute “restricted securities” under Rule 144.
     (e) Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance by the Company or any Guarantor with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 4.04. Compliance Certificate.
     (a) The Company will deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge, the Company and the Guarantors are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and the Guarantors are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, and premium, if any, or interest and Special Interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and the Guarantors are taking or propose to take with respect thereto.
     (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 10 Business Days of the Chief Financial Officer or the Treasurer of the Company becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company and its Subsidiaries are taking or propose to take with respect thereto.
Section 4.05. Taxes.
     The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies before the same shall become more than 90 days delinquent, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not reasonably be expected to have a material adverse effect on the Company.
Section 4.06. Stay, Extension and Usury Laws.
     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07. Restricted Payments.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends, distributions or payments payable in Qualifying Equity Interests or in the case of preferred stock of the Company, an increase in the liquidation value thereof and (B) dividends, distributions or payments payable to the Company or a Restricted Subsidiary of the Company);

     (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;
     (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively for purposes of this clause (iii), a “purchase”) any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except any scheduled payment of interest and any purchase within two years of the Stated Maturity thereof; or
     (iv) make any Restricted Investment,
(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (1) no Default or Event of Default has occurred and is continuing;
     (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2) through (17) of Section 4.07(b) hereof), is less than the sum, without duplication, of:
     (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from April 1, 2010 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
     (B) 100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests (other than Qualifying Equity Interests sold to a Subsidiary of the Company and excluding Excluded Contributions); plus
     (C) 100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Company from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company (regardless of when issued or sold) or in connection with the conversion of exchange thereof, in each case that have been converted into or exchanged since the date of this Indenture for Qualifying Equity Interests (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company); plus
     (D) to the extent that any Restricted Investment that was made after the date of this Indenture (other than in reliance on clause (16) of Section 4.07(b)) is (i) sold for cash or otherwise cancelled, liquidated or repaid for cash or (ii) made in an entity that subsequently becomes a Restricted Subsidiary of the Company, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus
     (E) to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of (i) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary (made other than in reliance on clause (16) of Section 4.07(b)) as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture; plus
     (F) 100% of any dividends received in cash by the Company or a Restricted Subsidiary of the Company after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.
     (b) The provisions of Section 4.07(a) hereof will not prohibit:
     (1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;
     (2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Qualifying Equity Interests or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (a)(3)(B) of Section 4.07 hereof and will not be considered to be Excluded Contributions;

     (3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution), distribution or payment by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;
     (4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
     (5) the repurchase, redemption, acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates) of the Company or any of its Restricted Subsidiaries pursuant to any management equity plan or equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $50.0 million in any 12-month period (except to the extent such repurchase, redemption, acquisition or retirement is in connection with (x) the acquisition of a Permitted Business or merger, consolidation or amalgamation otherwise permitted by this Indenture and in such case the aggregate price paid by the Company and its Restricted Subsidiaries may not exceed $100.0 million in connection with such acquisition of a Permitted Business or merger, consolidation or amalgamation or (y) the Continental/UAL Merger, in which case no dollar limitation shall be applicable); provided further that the Company or any of its Restricted Subsidiaries may carry over and make in subsequent 12-month periods, in addition to the amounts permitted for such 12-month period, up to $25.0 million of unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period;
     (6) the repurchase of Equity Interests or other securities deemed to occur upon (A) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (B) the withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of the Company or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance;
     (7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Stock or subordinated debt of the Company or any preferred stock of any Restricted Subsidiary of the Company in each case either outstanding on the date of this Indenture or issued on or after the date of this Indenture in accordance with Section 4.09 hereof;
     (8) payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options or warrants, (B) the conversion or exchange of Capital Stock of any such Person or (C) the conversion or exchange of Indebtedness or hybrid securities (such as the Company’s Term Income Deferred Equity Securities) into Capital Stock of any such Person;
     (9) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Disqualified Stock or preferred stock of any Restricted Subsidiary to the extent such dividends are included in the definition of “Fixed Charges” for such Person;
     (10) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of any subordinated Obligations of the Company, in each case, at a purchase price not greater than 101% of the principal amount of such subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Notes as a result of such change of control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer (it being agreed that the Company may pay, purchase, redeem, defease or otherwise acquire or retire such subordinated Obligations even if the purchase price exceeds 101% of the principal amount of such subordinated Obligations; provided that the amount paid in excess of 101% of such principal amount is otherwise permitted under the Restricted Payments covenant);
     (11) Restricted Payments made with Excluded Contributions;
     (12) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or any of its Restricted Subsidiaries by, any Unrestricted Subsidiary;
     (13) the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions; provided that the Company would, on the date of such distribution after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; provided further that the assets distributed or dividended do not include, directly or indirectly, any property or asset that constitutes Collateral;
     (14) the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions having an aggregate Fair Market Value not to exceed $500.0 million since the date of this Indenture; provided that the assets distributed or dividended do not include, directly or indirectly, any property or asset that constitutes Collateral;

     (15) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed (i) $250.0 million, before the effective date of the Airlines Merger or (ii) $500.0 million, from and after the effective date of the Airlines Merger, such aggregate amount to be calculated (in either case) from the date of this Indenture;
     (16) so long as no Default or Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries can make any Restricted Investment; and
     (17) the payment of any amounts in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Equity Interests issued to any directors, officers or employees of the Company or any Restricted Subsidiary.
     In the case of any Restricted Payment that is not cash, the amount of such non-cash Restricted Payment will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by an Officer of the Company and, if greater than $10.0 million, set forth in an officer’s certificate of the Company delivered to the Trustee.
     For purposes of determining compliance with this Section 4.07, if a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (17) of subparagraph (b) of this Section 4.07, or is entitled to be made pursuant to subparagraph (a) of this Section 4.07, the Company will be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07.
     For the avoidance of doubt, the following shall not constitute Restricted Payments and therefore will not be subject to any of the restrictions described in this Section 4.07:
     (a) the payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Company or any Restricted Subsidiary that is not contractually subordinated to the notes or to any Note Guarantee;
     (b) the payment of regularly scheduled amounts in respect of, and the issuance of common stock of the Company upon conversion of, the 6% Convertible Preferred Securities, Term Income Deferred Equity Securities (TIDES) SM issued by Continental Airlines Finance Trust II or the underlying 6% Convertible Junior Subordinated Debentures due 2030 issued by the Company; and
     (c) the conversion of the Capital Stock of the Company pursuant to the Continental/UAL Merger or the Airlines Merger.
Notwithstanding anything in this Indenture to the contrary, if a Restricted Payment is made at a time when a Default has occurred and is continuing and such Default is subsequently cured, the

Default or Event of Default arising from the making of such Restricted Payment during the existence of such Default shall simultaneously be deemed cured.

Section 4.08.	Restrictions on Ability of Restricted Subsidiaries to Pay Dividends and Make Certain Other Payments.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or with respect to any other interest or participation in the profits of such Restricted Subsidiary, or measured by the profits of such Restricted Subsidiary;
     (2) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;
     (3) make loans or advances to the Company or any of its Restricted Subsidiaries; or
     (4) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
     (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:
     (1) agreements (A) governing Existing Indebtedness, Credit Facilities, Junior Lien Obligations and any other Priority Lien Obligations, in each case as in effect on (or required by agreements in effect on) the date of this Indenture or (B) in effect on the date of this Indenture;
     (2) this Indenture, the Note Guarantees and the Security Documents;
     (3) agreements governing other Indebtedness or shares of preferred stock permitted to be incurred or issued under the provisions of Section 4.09 hereof; provided that if such Restricted Subsidiary incurring or issuing such Indebtedness or shares of preferred stock is not a Guarantor, the restrictions therein are either (in each case, as determined in good faith by a senior financial officer of the Company) (A) not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees or (B)(i) customary for instruments of such type and (ii) will not materially adversely impact the ability of the Company to make required principal and interest payments on the Notes;
     (4) applicable law, rule, regulation or order;
     (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries (including by way of merger, consolidation or amalgamation of the Company or any of its Restricted Subsidiaries) as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
     (6) customary provisions in contracts, licenses, leases and asset sale agreements entered into in the ordinary course of business;
     (7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property (or proceeds thereof) purchased or leased of the nature described in clause (4) of Section 4.08(a) hereof;
     (8) any contract or agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions, asset sales or loans by that Restricted Subsidiary pending its sale or other disposition;
     (9) Permitted Refinancing Indebtedness; provided that such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of a senior financial officer of the Company, taken together as a whole, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in (A) the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing or (B) this Indenture;
     (10) Permitted Liens and Liens that limit the right of the debtor to dispose of the assets subject to such Liens;
     (11) provisions limiting the disposition or distribution of assets or property or loans or advances in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets or the joint venture entity, as applicable, that are the subject of such agreements or otherwise in the ordinary course of business;
     (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (13) any instrument or agreement entered into in connection with any full or partial “spin-off” or similar transactions;
     (14) any encumbrance or restriction of the type referred to in clauses (1), (2), (3) and (4) of Section 4.08(a) imposed by any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) of this Section 4.08(b); provided that such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of a senior financial officer of the Company, taken together as a whole, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in (A) the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing or (B) this Indenture; and
     (15) any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirements of a Receivables Subsidiary or any Standard Securitization Undertaking, in each case, in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary.
Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Company’s Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 1.1 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
     (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (1) the incurrence by the Company and any Guarantor of the Notes to be issued on the date of this Indenture and any other additional Indebtedness and letters of credit (and reimbursement obligations with respect thereto) that will constitute Priority Lien Debt, and any Permitted Refinancing Indebtedness that does not constitute Priority Lien Debt and that is incurred to renew, refund, refinance, replace, defease, extend or discharge any other Indebtedness incurred pursuant to this clause (1), in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and any Guarantor thereunder and including all other Priority Lien Debt that will be outstanding after such incurrence and the application of the proceeds therefrom), not to exceed the Priority Lien Cap;

     (2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness and any Indebtedness that is incurred pursuant to a commitment in existence as of date of this Indenture;
     (3) the incurrence by the Company and any Guarantor of (A) Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (3) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $1.75 billion and (B) Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities secured on a junior priority basis by some or all of the collateral securing Indebtedness under Credit Facilities contemplated by clause (A) of this clause (3) in an aggregate principal amount at any one time outstanding under this clause (3)(B) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $1.5 billion; provided that no Indebtedness or letters of credit incurred pursuant to this clause (3) is secured by a Lien on any property or asset that constitutes Collateral;
     (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by, or incurred in connection with, Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (or reimbursing the Company for) all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment (including without limitation airport, maintenance, training and office facilities, ground support equipment and tooling) used in the business of the Company or any of its Restricted Subsidiaries; provided that no Indebtedness incurred pursuant to this clause (4) is secured by a Lien on any property or asset that constitutes Collateral;
     (5) the incurrence by the Company or any of its Restricted Subsidiaries of (A) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2), (4), (5), (6), (13), (20), (21), (24) or (25) of this Section 4.09(b) and (B) Permitted Refinancing Indebtedness secured by aircraft, airframes, engines, spare parts, flight simulators, flight training devices or other assets replacing, renewing, refunding, extending, refinancing, defeasing or discharging any other Indebtedness of the Company or any of its Restricted Subsidiaries that was secured by aircraft, airframes, engines, spare parts, flight simulators, flight training devices or other assets;
     (6) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred stock (including Acquired Debt) (A) as part of, or to finance, the acquisition (including by way of merger) of any Permitted Business, (B) incurred in connection with, or as a result of, the merger, consolidation or amalgamation of any Person that owns a Permitted Business with or into the Company or a Restricted Subsidiary of the Company, or into which the Company or a Restricted

Subsidiary of the Company is merged, consolidated or amalgamated, or (C) that is an outstanding obligation of a Person that owns a Permitted Business at the time that such Person is acquired by the Company or a Restricted Subsidiary of the Company and becomes a Restricted Subsidiary of the Company;
     (7) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
     (A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and
     (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case under this clause (B), to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);
     (8) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
     (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and
     (B) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,
will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (8);
     (9) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;
     (10) the guarantee by the Company or any Restricted Subsidiary of the Company of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

     (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness or reimbursement obligations in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance bonds and surety bonds in the ordinary course of business (including without limitation in respect of customs obligations, landing fees, taxes, airport charges, overfly rights and any other obligations to airport and governmental authorities);
     (12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;
     (13) Indebtedness (A) constituting credit support or financing from aircraft or engine manufacturers or their affiliates or (B) incurred to finance the acquisition of aircraft, airframes, engines, spare parts, flight simulators, flight training devices, QEC Kits or other operating assets; provided that no Indebtedness may be incurred in reliance on subsection (B) of this clause (13) more than 24 months after such acquisition; provided further that no such Indebtedness incurred in reliance on this clause (13) may be secured by a Lien on any property or asset that constitutes Collateral;
     (14) Indebtedness issued to current or former directors, consultants, managers, officers and employees and their spouses or estates (a) to purchase or redeem Capital Stock of the Company issued to such director, consultant, manager, officer or employee in an aggregate principal amount not to exceed $5.0 million in any 12-month period or (b) pursuant to any deferred compensation plan approved by the Board of Directors of the Company;
     (15) reimbursement obligations in respect of standby or documentary letters of credit or banker’s acceptances that are not secured by Liens on any property or asset that constitutes Collateral;
     (16) surety and appeal bonds that are not secured by Liens on any property or asset that constitutes Collateral and that do not secure judgments that constitute an Event of Default;
     (17) Indebtedness of the Company or any of its Restricted Subsidiaries to credit card processors in connection with credit card processing services incurred in the ordinary course of business of the Company and its Restricted Subsidiaries;
     (18) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any other Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets and, as to the Company or any other Subsidiary of the Company, other than Standard Securitization Undertakings) and is not guaranteed by any such Person;
     (19) the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries owed to one or more Persons in connection with the financing of insurance premiums in the ordinary course of business;

     (20) the incurrence of obligations under the Co-Branded Agreement and the Debit Card Marketing Agreement, in each case to the extent such obligations may be deemed to constitute Indebtedness of the Company or any of its Restricted Subsidiaries;
     (21) the incurrence by the Company and any Guarantor of Indebtedness and letters of credit (and reimbursement obligations with respect thereto) that will constitute Junior Lien Debt (including the Flyer Miles Obligations), and any Permitted Refinancing Indebtedness that is incurred to renew, refund, refinance, replace, defease, extend or discharge any other Indebtedness incurred pursuant to this clause (21), in an aggregate principal amount at any one time outstanding under this clause (21) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and any Guarantor thereunder and including all other Junior Lien Debt that will be outstanding after such incurrence and the application of the proceeds therefrom), not to exceed the Subordinated Lien Cap;
     (22) Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition;
     (23) Indebtedness of the Company consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business and consistent with past practices of the Company;
     (24) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness that is either (A) unsecured and expressly contractually subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and the Note Guarantees on terms not materially less favorable to Holders of Notes than those customary at the time of incurrence (determined in good faith by a senior financial officer of the Company) for senior subordinated “high yield” debt securities or (B) unsecured, pari passu with all Obligations with respect to the Notes and the Note Guarantees and convertible into common stock of the Company; provided that the aggregate principal amount of Indebtedness incurred pursuant to clauses (A) and (B) together, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (24), does not exceed $500.0 million at any time outstanding; and
     (25) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness that is not secured by a Lien on any property or asset that constitutes Collateral in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause

(25), not to exceed (i) $500.0 million, before the effective date of the Airlines Merger or (ii) $1.0 billion, from and after the effective date of the Airlines Merger, in either case, at any time outstanding.
     For purposes of determining compliance with this Section 4.09, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (25) of Section 4.09(b) hereof or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09; provided that (A) all Priority Lien Debt will at all times be deemed to have been incurred in reliance on the exception provided by clause (1) of the definition of “Permitted Debt,” (B) all Junior Lien Debt will at all times be deemed to have been incurred in reliance on the exception provided by clause (21) of the definition of Permitted Debt and (C) the term “Existing Indebtedness” will not include any Indebtedness that is permitted to be incurred under clauses (1), (3) or (21) of the definition of “Permitted Debt.”
     None of the following will constitute an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09:
     (1) the accrual of interest or preferred stock dividends;
     (2) the accretion or amortization of original issue discount;
     (3) the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms;
     (4) the reclassification of preferred stock as Indebtedness due to a change in accounting principles; and
     (5) the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock.
     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any of its Restricted Subsidiaries may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
     The amount of any Indebtedness outstanding as of any date will be:
     (1) the accreted value of the Indebtedness as of such date, in the case of any Indebtedness issued with original issue discount;
     (2) the principal amount of the Indebtedness as of such date, in the case of any other Indebtedness; and

     (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
     (A) the Fair Market Value of such assets as of such date; and
     (B) the amount of the Indebtedness of the other Person as of such date.
     (c) Except as otherwise set forth in the next sentence, the Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis. Notwithstanding the foregoing, to the extent the Company or a Guarantor may otherwise incur the Indebtedness under this Section 4.09, the Company or a Guarantor may incur Indebtedness that is subordinated to other Indebtedness of the Company or such Guarantor provided that all such Indebtedness is secured by the same assets (other than Collateral).
Section 4.10. Asset Sales.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued, sold or otherwise disposed of; provided that (i) any involuntary disposition or (ii) any disposition of Slots or Gate Leaseholds shall be deemed to satisfy the provisions of this clause (1) regardless of the consideration received;
     (2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents, Qualified Replacement Assets, or a combination thereof; provided that (i) any involuntary disposition or (ii) any disposition of (A) Slots or Gate Leaseholds, (B) assets used or useful in connection with any loyalty program, maintenance, repair and overhaul business or flight center training business, (C) Capital Stock of any Person that owns assets of the kind referred to in clauses (A) or (B) of this proviso or (D) any assets or rights not constituting Collateral may be for consideration of a form or combination of forms not meeting the required minimum cash or Cash Equivalents, Qualified Replacement Assets or combination thereof described in this clause (2);
     (3) in the case of an Asset Sale that constitutes a Sale of Collateral or Sale of a Grantor, the Company (or the applicable Grantor, as the case may be) deposits the Net Proceeds therefrom within two Business Days, or in the case of a sale of Cure Collateral, within five Business Days, of receipt thereof as Collateral in a segregated account or accounts (each, a “Collateral Proceeds Account”) held by or under the control of (for purposes of the Uniform Commercial Code) the Collateral Trustee or its agent to secure all Secured Debt Obligations; provided, however, that the Company will not be required to cause any Net Proceeds from a Sale of Collateral or Sale of a Grantor to be held in the Collateral Proceeds Account except to the extent the aggregate Net Proceeds from all Sales of Collateral or Sales of a Grantor that are not held in the Collateral Proceeds Account would exceed (i) $5.0 million prior to the effective date of the Airlines Merger or (ii) $10.0 million from and after the effective date of the Airlines Merger; and
     (4) in the case of an Asset Sale that constitutes a Sale of Collateral or Sale of a Grantor, the Company (or the applicable Grantor, as the case may be) delivers an Appraisal to the Trustee and the Collateral Trustee demonstrating, with reasonably detailed calculations, the Priority Lien Debt Value Ratio, after giving pro forma effect to such Sale of Collateral or Sale of a Grantor (excluding, for purposes of calculating the Priority Lien Debt Value Ratio, the proceeds of such Sale of Collateral or Sale of a Grantor and the intended use thereof); and provided that:
     (A) if the pro forma Priority Lien Debt Value Ratio (calculated as provided in clause (4) of this Section 4.10(a)) is at least 1.5 to 1.0, within 365 days after the receipt of any Net Proceeds from such a Sale of Collateral or Sale of a Grantor, the Company may apply such Net Proceeds:
     (i) to purchase Qualified Replacement Assets;
     (ii) to purchase Cure Collateral, in the case of Net Proceeds received from any sale of Cure Collateral;
     (iii) to repay Indebtedness (other than Secured Debt Obligations) that is secured by a Permitted Lien on any Collateral that was sold in such Sale of Collateral or Sale of a Grantor;
     (iv) to optionally redeem all or a part of the Notes pursuant to any of the provisions of Section 3.07 hereof; or
     (v) to make a capital expenditure to augment, increase, renovate or renew assets that constitute Collateral;
provided that the Company will be deemed to have complied with the provision described in clauses (i), (ii) and (v) of this Section 4.10(a)(4)(A) if and to the extent that, within 365 days after the Sale of Collateral or Sale of a Grantor that generated the Net Proceeds, the Company has entered into and not abandoned or rejected a binding agreement to acquire the assets that would constitute Collateral or make a capital expenditure in compliance with the provision described in clauses (i), (ii) and (v) of this Section 4.10(a)(4)(A), and that acquisition, purchase or capital expenditure is thereafter completed within 180 days after the end of such 365-day period;

     (B) if the pro forma Priority Lien Debt Value Ratio (calculated as provided in clause (4) of this Section 4.10(a)) is less than 1.5 to 1.0 and equal to or greater than 1.25 to 1.0, the Company will:
     (i) pay Special Interest commencing to accrue on the date of such Sale of Collateral or Sale of a Grantor, with the first payment due on the first regular interest payment date to occur at least 50 days after the date of such Sale of Collateral or Sale of a Grantor. The Company may, within 45 days after such Sale of Collateral or Sale of a Grantor, grant a Secured Debt Lien on Qualified Replacement Assets to secure all current and future Secured Debt Obligations, in which event the pro forma Priority Lien Debt Value Ratio will be recalculated and such Qualified Replacement Assets will be included in the calculation of the pro forma Priority Lien Debt Value Ratio (calculated as provided in clause (4) of this Section 4.10(a)). If, after the pledge of Qualified Replacement Assets within the 45-day period contemplated by the preceding sentence and the recalculation of the pro forma Priority Lien Debt Value Ratio pursuant to the preceding sentence, the Company’s pro forma Priority Lien Debt Value Ratio (calculated as provided in clause (4) of this Section 4.10(a)) is at least 1.5 to 1.0, no Special Interest will accrue pursuant to this clause (i) of this Section 4.10(a)(4)(B);
     (ii) contribute (or cause the applicable Grantor to contribute) to the Collateral Proceeds Account within two Business Days of the closing of such Sale of Collateral or Sale of a Grantor: (x) 100% of the cash and Cash Equivalents received in such Sale of Collateral or Sale of a Grantor and (y) cash or Cash Equivalents in an amount equal to the Fair Market Value of the non-cash consideration received in such Sale of Collateral or Sale of a Grantor (the aggregate amount of cash and Cash Equivalents contemplated by clauses (x) and (y) is collectively referred to as the “Sale of Collateral Consideration”);
     (iii) within five Business Days of the date on which the aggregate amount of Sale of Collateral Consideration from such Sale of Collateral or Sale of a Grantor and all prior Sales of Collateral or Sales of a Grantor contemplated by this clause (a)(4)(B) that has not previously been used to make an offer to repurchase the Notes exceeds $10.0 million, make an offer to repurchase, for cash, the Notes in an amount equal to the Sale of Collateral Consideration, whereby (I) the offer price will be equal to 103% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date and (II) if the aggregate principal amount of Notes tendered in such offer exceeds the Sale of Collateral Consideration, the Trustee will select the Notes to be purchased pro rata (or, in the case of Global Notes, the Trustee will select Notes to be purchased based on DTC’s method that most nearly approximates a pro rata selection) based on the aggregate principal amounts so tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased) (such offer, a “Sale of Collateral Offer”); and
     (iv) retain any cash or Cash Equivalents remaining after the consummation of the Sale of Collateral Offer in the Collateral Proceeds Account as Collateral, unless the Company, at its option, chooses to use such funds to (x) purchase (or cause a Grantor to purchase) Qualified Replacement Assets or (y) optionally redeem all or a part of the Notes pursuant to any of the provisions of Section 3.07 hereof; and
     (C) if the pro forma Priority Lien Debt Value Ratio (calculated as provided in clause (4) of this Section 4.10(a)) is less than 1.25 to 1.0, the Company will, prior to such Sale of Collateral or Sale of a Grantor, grant (or cause a Grantor to grant) a Secured Debt Lien on such amount of Qualified Replacement Assets to secure all current and future Secured Debt Obligations as would be necessary to cause the calculation of the pro forma Priority Lien Debt Value Ratio as of the date of such Sale of Collateral or Sale of a Grantor, calculated as if such pledge of Qualified Replacement Assets had already occurred, to be at least 1.25 to 1.0. If the recalculated pro forma Priority Lien Debt Value Ratio would have been at least 1.5 to 1.0, the Company will comply with clause (4)(A) of this Section 4.10(a) in connection with such Sale of Collateral or Sale of a Grantor, otherwise, the Company will comply with clause (4)(B) of this Section 4.10(a).
     For the avoidance of doubt, in no event will the Company consummate any Asset Sale that constitutes a Sale of Collateral or Sale of a Grantor if the Priority Lien Debt Value Ratio is or, after giving effect thereto, would be less than 1.25 to 1.0 (excluding the proceeds of such Sale of Collateral or Sale of a Grantor and the intended use thereof).
     (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than a Sale of Collateral or Sale of a Grantor, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:
     (1) to repay the Notes in whole or in part and any other Indebtedness secured by a Lien;
     (2) to repay any other Indebtedness in whole or in part, other than Indebtedness owed to the Company or any of its Restricted Subsidiaries (subject to, in the case of any Indebtedness that is subordinated to the Notes or any Note Guarantee, Section 4.07 hereof);
     (3) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company or is acquired by a merger, consolidation or amalgamation with the Company or a Restricted Subsidiary of the Company;
     (4) to make a capital expenditure; or
     (5) to acquire other assets that are used or useful in a Permitted Business;
provided that the Company (or the applicable Restricted Subsidiary, as the case may be) will be deemed to have complied with the provision described in clauses (3), (4) and (5) of this Section 4.10(b) if and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, the Company (or the applicable Restricted Subsidiary, as the case may be) has entered into and not abandoned or rejected a binding agreement to acquire a Permitted Business, make a capital expenditure or acquire other assets used or useful in a Permitted Business in compliance with the provision described in clauses (3), (4) and (5) of this Section 4.10(b), and that acquisition, purchase or capital expenditure is thereafter completed within 180 days after the end of such 365-day period and provided, further, that to the extent Net Proceeds are comingled with other cash and Cash Equivalents, the Company (or the applicable Restricted Subsidiary, as the case may be) shall be deemed to have complied with the provisions of clauses (1) through (5) above so long as the Company (or such Restricted Subsidiary) uses any cash or Cash Equivalents of the Company (or such Restricted Subsidiary) to take any of the actions described in clauses (1) through (5) above.
     (c) Pending the final application of any Net Proceeds from an Asset Sale that is not a Sale of Collateral or Sale of a Grantor, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.
     (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in clause (a)(4)(A) or clause (b) of this Section 4.10, together with any such Net Proceeds that are earlier designated as “Excess Proceeds” by the Company, will constitute “Excess Proceeds.” Within five Business Days of the date on which the aggregate amount of Excess Proceeds (including any Excess Proceeds held in the Collateral Proceeds Account, other than any Sale of Collateral Consideration) exceeds $30.0 million (or earlier if the Company so elects), the Company will make an offer and/or repay, prepay or redeem, as applicable, to all Holders of Notes and all holders of other Priority Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase (“Other Offer Notes”), and prepay any other Priority Lien Debt requiring repayment or prepayment (collectively, whether through an offer or a required prepayment, an “Asset Sale Offer”); provided that the percentage of such Excess Proceeds allocated and offered to the Notes in such Asset Sale Offer is at least equal to the percentage of the aggregate principal amount of all Priority Lien Debt represented at such time by the Notes. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Other Offer Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds (including any Excess Proceeds held in the Collateral Proceeds Account, other than any Sale of Collateral Consideration) allocated to such Notes and Other Offer Notes in such Asset Sale Offer, the Trustee will select the Notes and Other Offer Notes to be purchased pro rata (or, in the case of Global Notes, the Trustee will select Notes to be purchased based on DTC’s method that most nearly approximates a pro rata selection) based on the aggregate principal amounts so tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer or a Sale of Collateral Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.
     For the avoidance of doubt, the Company’s failure to make an offer for the Notes would constitute a Default under clause (4) of Section 6.01 hereof and not clause (2).
Section 4.11. Transactions with Affiliates.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $50.0 million, unless:
     (1) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary (taking into account all effects the Company or such Restricted Subsidiary expects to result from such transaction whether tangible or intangible) than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
     (2) the Company delivers to the Trustee:
     (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a); and
     (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $200.0 million, an opinion as to the fairness to the Company or such Restricted

Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
     (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:
     (1) any employment agreement, confidentiality agreement, non-competition agreement, incentive plan, employee stock option agreement, long-term incentive plan, profit sharing plan, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
     (2) transactions between or among the Company and/or its Restricted Subsidiaries (including without limitation in connection with any full or partial “spin-off” or similar transactions);
     (3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
     (4) payment of fees, reimbursements of expenses (pursuant to indemnity arrangements or otherwise) and reasonable and customary indemnities provided to or on behalf of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;
     (5) any issuance of Qualifying Equity Interests to Affiliates of the Company;
     (6) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in the ordinary course of business or transactions with joint ventures, alliances, alliance members or Unrestricted Subsidiaries entered into in the ordinary course of business;
     (7) Permitted Investments and Restricted Payments that do not violate Section 4.07 hereof;
     (8) loans or advances to employees in the ordinary course of business not to exceed $10.0 million in the aggregate at any one time outstanding;
     (9) transactions pursuant to agreements or arrangements in effect on the date of this Indenture or any amendment, modification or supplement thereto or replacement thereof and any payments made or performance under any agreement as in effect on the date of this Indenture or any amendment, replacement, extension or renewal thereof (so long as such agreement as so amended, replaced, extended or renewed is not materially less advantageous, taken as a whole, to the Holders of Notes than the original agreement as in effect on the date of this Indenture);

     (10) transactions between or among the Company and/or its Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;
     (11) any transaction effected as part of a Qualified Receivables Transaction;
     (12) any purchase by the Company’s Affiliates of Indebtedness of the Company or any of its Restricted Subsidiaries, the majority of which Indebtedness is offered to Persons who are not Affiliates of the Company; and
     (13) from and after effectiveness of the Continental/UAL Merger, transactions between the Company or a Restricted Subsidiary of the Company, on the one hand, and UAL or any Subsidiary of UAL (other than the Company or any Restricted Subsidiary of the Company), on the other, relating to the integration of the business and operations of the Company and United, provided that all transactions pursuant to this clause (13), taken as a whole, are not reasonably expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole (it being understood that an arrangement not to exceed 24 months whereby one of the Company or United controls the operations of the overall combined business of the Company and United pursuant to an agreement providing for the allocation of the revenues and expenses of such combined operations to the Company and United on a commercially reasonable basis intended to reflect the relative revenues and expenses of each as if they had been operating separately shall not be deemed to have such a material adverse effect).
Section 4.12. Liens.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset that constitutes Collateral, except Permitted Liens.
Section 4.13. Business Activities.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.
Section 4.14. Corporate Existence.
     The Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect:
     (1) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

     (2) the rights (charter and statutory) and material franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate, partnership or other existence of it or any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Guarantors, taken as a whole.
     For the avoidance of doubt, this Section 4.14 shall not prohibit any actions permitted by Article 5 hereof.
Section 4.15. Offer to Repurchase Upon Change of Control.
     (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:
     (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;
     (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
     (3) that any Note not tendered will continue to accrue interest;
     (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
     (5) that Holders of Notes electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
     (7) that Holders of Notes whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.
     (b) On the Change of Control Payment Date, the Company will, to the extent lawful:
     (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
     (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
     The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
     (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.
     Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such

Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
     For the avoidance of doubt, the Company’s failure to make a Change of Control Offer would constitute a Default under clause (4) of Section 6.01 hereof and not clause (2).
Section 4.16. Payments for Consent.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 4.17. Additional Note Guarantees and Additional Grantors.
     (a) If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within 30 Business Days of the date on which it was acquired or created; provided, that any Domestic Subsidiary that constitutes an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary need not become a Guarantor and deliver such opinion until 30 Business Days after such time as it ceases to be an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary or such time as it guarantees, or pledges any property or assets to secure, any other Secured Debt Obligations.
     (b) If any Guarantor acquires any asset that would constitute Collateral, such Guarantor will, if at the time such Guarantor is not a Grantor, become a Grantor under each applicable Security Document and execute and deliver to the Collateral Trustee for the benefit of the holders of Secured Debt Obligations all agreements, instruments or documents as well as joinders in the form required under each applicable Security Document within 20 Business Days of the date on which such asset was acquired.
Section 4.18. Designation of Restricted and Unrestricted Subsidiaries.
     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. That designation will only be permitted if the Investment would be permitted at that time under Section 4.07 and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.” The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will be permitted only if (a) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (b) no Default or Event of Default would be in existence following such designation.
Section 4.19. Delivery of Appraisals.
     On:
     (1) a date within 30 days prior to April 1 and October 1 of each year, commencing April 1, 2011;
     (2) the date upon which any Qualified Replacement Assets or Cure Collateral is pledged as Collateral to the Collateral Trustee to secure Secured Debt Obligations, but only with respect to such Qualified Replacement Assets or Cure Collateral; and
     (3) promptly (but in any event within 45 days) following a request by the Trustee or the Collateral Trustee if an Event of Default has occurred and is continuing, the Company will deliver to the Trustee and the Collateral Trustee one or more Appraisals establishing the Appraised Value of the Collateral. The Company will make copies of these Appraisals available on a private, restricted website to which the Trustee, Holders of Notes, prospective investors, broker-dealers and securities analysts are given access, subject to such individuals agreeing to confidentiality obligations reasonably acceptable to the Company for securities law purposes.
     In addition to clauses (1) through (3) above, the Company will deliver to the Trustee and the Collateral Trustee a copy of any Appraisal that is delivered by the Company to any other Secured Debt Representative or other holder of Secured Debt Obligations, but has not been or is not being delivered to the Trustee and Collateral Trustee in accordance with clauses (1) through (3) above, within 10 Business Days of the date on which such Appraisal was given to such other Secured Debt Representative or holder of Secured Debt Obligations.
Section 4.20. Priority Lien Debt Value Ratio.
     Within 10 Business Days after the end of each fiscal quarter of the Company, beginning with the fiscal quarter ending December 31, 2010, (the last day of each such fiscal quarter being a “Reference Date”), the Company will deliver to the Trustee and the Collateral Trustee an Officers’ Certificate demonstrating, with reasonable detail, the calculation of the Priority Lien Debt Value Ratio as of the applicable Reference Date.

     If:
     (1) the Company fails to deliver the Officers’ Certificate required by the preceding paragraph within the time period specified in such paragraph or any required Appraisal referred to in Section 4.19 hereof, or
     (2) such Appraisal or such Officers’ Certificate demonstrates that the Priority Lien Debt Value Ratio was less than 1.5 to 1.0 as of the applicable Reference Date, then the Company will pay Special Interest, with the first payment due in the case of clause (2) on the first regular interest payment date to occur at least 50 days after the applicable Reference Date. Any such Special Interest shall begin to accrue on the earlier of (A) the date the Company delivers an Appraisal or an Officers’ Certificate demonstrating that its Priority Lien Debt Value Ratio was less than 1.5 to 1.0, or (B) the date on which the Company was required to deliver such Appraisal or such Officers’ Certificate, and shall continue to accrue until the Company delivers to the Trustee and the Collateral Trustee an Appraisal and an Officers’ Certificate demonstrating, with reasonably detailed calculations, that the Company’s Priority Lien Debt Value Ratio was at least 1.5 to 1.0 as of a date subsequent to the applicable Reference Date.
     If the Company’s Priority Lien Debt Value Ratio is less than 1.5 to 1.0 on any Reference Date, the Company may, within 45 days after such Reference Date:
     (1) grant a Secured Debt Lien on additional assets pledged as Cure Collateral under the Security Documents to secure Priority Lien Obligations and Junior Lien Obligations and such Cure Collateral will be included in the calculation of Appraised Value as of such Reference Date; and/or
     (2) redeem, repay, prepay, repurchase or otherwise retire Priority Lien Debt, including by redeeming Notes pursuant to Section 3.07 hereof. Such redeemed, repaid, prepaid, repurchased or otherwise retired Priority Lien Debt will not be included in the calculation of the Priority Lien Debt Value Ratio as of such Reference Date.
     If, after the pledge of Cure Collateral and/or any redemption, repayment, prepayment, repurchase or other retirement of Priority Lien Debt contemplated by the preceding paragraph and the recalculations of the Priority Lien Debt Value Ratio pursuant to the preceding paragraph, the Company’s Priority Lien Debt Value Ratio as of the applicable Reference Date would have been at least 1.5 to 1.0, then the Company will be deemed to have a Priority Lien Debt Value Ratio of at least 1.5 to 1.0 as of such Reference Date, and no Special Interest will accrue with respect to such Reference Date.
     Notwithstanding anything herein to the contrary, the Company’s failure to maintain a Priority Lien Debt Value Ratio in excess of 1.5 to 1.0 will not be deemed to constitute a failure to comply with any of the agreements in the Note Documents for purposes of clause (4) under Section 6.01 hereof. For the avoidance of doubt, the Company’s failure to deliver any Appraisal required by Section 4.19 hereof will be deemed to constitute a failure to comply with an agreement in the Note Documents for purposes of clause (4) under Section 6.01 hereof. The Company may not pledge additional assets as Cure Collateral except as provided in this Section 4.20 and pursuant to clause (7) under Section 4.1(a) of the Collateral Trust Agreement.

Section 4.21. Regulatory Cooperation.
     In connection with any foreclosure, collection, sale or other enforcement of Liens granted to the Collateral Trustee in the Security Documents, the Company will, and will cause its Restricted Subsidiaries to, reasonably cooperate in good faith with the Collateral Trustee or its designee in obtaining all regulatory licenses, consents and other governmental approvals necessary or (in the reasonable opinion of the Collateral Trustee or its designee) reasonably advisable to conduct all aviation operations with respect to the Collateral and will, at the reasonable request of the Collateral Trustee and in good faith, continue to operate and manage the Collateral and maintain all applicable regulatory licenses with respect to the Collateral until such time as the Collateral Trustee or its designee obtain such licenses, consents and approvals, and at such time the Company will, and will cause its Restricted Subsidiaries to, cooperate in good faith with the transition of the aviation operations with respect to the Collateral to any new aviation operator (including, without limitation, the Collateral Trustee or its designee).
Section 4.22. Regulatory Matters; Citizenship; Utilization; Reporting.
     (a) So long as any of the Notes remain outstanding, the Company and CMI each will:
     (1) maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold a certificate under Section 41102(a)(1) of Title 49;
     (2) be a United States Citizen;
     (3) maintain at all times its status at the FAA as an “air carrier” and hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14 as currently in effect or as may be amended or recodified from time to time (except that CMI need not hold such an operating certificate or operating specifications so long as it is covered by the Company’s operating certificate or operating specifications, respectively);
     (4) possess and maintain all necessary certificates, exemptions, franchises, licenses, permits, designations, rights, concessions, authorizations, frequencies and consents that are material to the operation of the Pledged Routes and Pledged Slots (or, in the case of CMI, the CMI Material Routes and CMI Material Slots) operated by it, and to the conduct of its business and operations as currently conducted, except to the extent that any failure to possess or maintain would not reasonably be expected to result in a Material Adverse Effect;
     (5) maintain Pledged Gate Leaseholds (or, in the case of CMI, the CMI Material Gate Leaseholds) sufficient to ensure its ability to retain its right in and to the Pledged Routes (or, in the case of CMI, the CMI Material Routes) and to preserve its right in and to its Pledged Slots (or, in the case of CMI, the CMI Material Slots), except to the extent that any failure to maintain would not reasonably be expected to result in a Material Adverse Effect;

     (6) utilize its Pledged Slots (or, in the case of CMI, the CMI Material Slots) in a manner consistent with applicable regulations, rules, foreign law and contracts in order to preserve its right to hold and use its Pledged Slots (or, in the case of CMI, the CMI Material Slots), taking into account any waivers or other relief granted to it by any applicable Foreign Aviation Authorities, except to the extent that any failure to utilize would not reasonably be expected to result in a Material Adverse Effect;
     (7) cause to be done all things reasonably necessary to preserve and keep in full force and effect its rights in and to use its Pledged Slots (or, in the case of CMI, the CMI Material Slots), including, without limitation, satisfying any applicable Use or Lose Rule, except to the extent that any failure to do so would not reasonably be expected to result in a Material Adverse Effect;
     (8) utilize its Pledged Routes (or, in the case of CMI, the CMI Material Routes) in a manner consistent with Title 49, applicable foreign law, the applicable rules and regulations of the FAA, DOT and any applicable Foreign Aviation Authorities, and any applicable treaty in order to preserve its rights to hold and operate its Pledged Routes (or, in the case of CMI, the CMI Material Routes), except to the extent that any failure to utilize would not reasonably be expected to result in a Material Adverse Effect; and
     (9) cause to be done all things reasonably necessary to preserve and keep in full force and effect its authority to serve its Pledged Routes (or, in the case of CMI, the CMI Material Routes), except to the extent that any failure to do so would not reasonably be expected to result in a Material Adverse Effect.
     (b) Without in any way limiting Section 4.22(a) hereof, the Company and CMI each will promptly take (1) all such steps as may be reasonably necessary to obtain renewal of its authority to serve its Pledged Routes (or, in the case of CMI, the CMI Material Routes) from the DOT and any applicable Foreign Aviation Authorities within a reasonable time prior to the expiration of such authority (as prescribed by law or regulation, if any), and notify the Collateral Trustee of any material adverse development in the renewal of such authority and (2) all such other steps as may be necessary to maintain, renew and obtain, or obtain the use of, Pledged Gate Leaseholds (or, in the case of CMI, the CMI Material Gate Leaseholds) as needed for its continued and future operations over its Pledged Routes (or, in the case of CMI, the CMI Material Routes). The Company and CMI each will further take all actions reasonably necessary or, in the reasonable judgment of the Collateral Trustee, advisable in order to maintain its material rights to use its Pledged Routes (or, in the case of CMI, the CMI Material Routes) (including, without limitation, protecting its Pledged Routes (or, in the case of CMI, the CMI Material Routes) from dormancy or withdrawal by the DOT or any applicable Foreign Aviation Authorities) and to have access to its Pledged Gate Leaseholds (or, in the case of CMI, the CMI Material Gate Leaseholds). The Company and CMI each will pay any applicable filing fees and other expenses related to the submission of applications, renewal requests, and other filings as may be reasonably necessary to maintain or obtain its rights in its Pledged Routes (or, in the case of CMI, the CMI Material Routes) and have access to its Pledged Gate Leaseholds (or, in the case of CMI, the CMI Material Gate Leaseholds).

     (c) Nothing in this Section 4.22 shall restrict any merger, consolidation or disposition of assets or Equity Interests of CMI otherwise permitted under this Indenture, including a transaction in which CMI ceases to operate as a separate air carrier.
Section 4.23. Collateral Ownership.
     Subject to the provisions described (including the actions permitted) under Sections 4.10 and 5.01 hereof and the definition of “Asset Sale,” each Grantor will continue to maintain its interest in and right to use all property and assets so long as such property and assets constitute Collateral, except as provided in Section 4.22.
Section 4.24. Insurance.
     The Company will:
     (1) keep all Collateral insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is prudent and customary with U.S.-based companies of the same or similar size in the same or similar businesses;
     (2) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of the Collateral owned, occupied or controlled by the Company, in such amounts and with such deductibles as are prudent and customary with U.S.-based companies of the same or similar size in the same or similar businesses and in the same geographic area;
     (3) maintain such other insurance or self insurance as may be required by law; and
     (4) maintain business interruption insurance in amounts and on terms as are customary in the U.S. domestic airline industry for major U.S. air carriers having both substantial domestic and international operations.
Section 4.25. Note Calculations.
     The Company will be responsible for making calculations called for under the terms of the Notes. These calculations include, but are not limited to, determination of redemption price (including premiums or Applicable Premium, if any), Special Interest, and original issue discount, if any. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders of Notes. The Company will provide a schedule of its calculations to the Trustee when applicable, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

ARTICLE V
SUCCESSORS
Section 5.01. Merger, Consolidation, or Sale of Assets.
     (a) The Company shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
     (1) either:
     (A) the Company is the surviving corporation; or
     (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;
     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Trustee, as applicable;
     (3) immediately after such transaction, no Payment Default or Event of Default exists; and
     (4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with this Indenture.
     In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
     (b) Section 5.01(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries. Clauses (3) and (4) of Section 5.01(a) will not apply to the Continental/UAL Merger, the Airlines Merger or any merger, consolidation or transfer of assets:
     (1) of the Company with or into one of the Company’s Restricted Subsidiaries for any purpose;

     (2) among the Guarantors or by a Restricted Subsidiary that is not a Guarantor; or
     (3) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.
Section 5.02. Successor Corporation Substituted.
     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company, if applicable, shall not be relieved from the obligation to pay the principal of, and premium, if any, interest and Special Interest, if any, on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.
ARTICLE VI
DEFAULTS AND REMEDIES
Section 6.01. Events of Default.
     Each of the following is an “Event of Default:”
     (1) default for 30 days in the payment when due of interest (including Special Interest, if any) on the Notes;
     (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;
     (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 hereof;
     (4) failure by the Company or any of its Restricted Subsidiaries for 60 consecutive days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Note Documents or the Security Documents (including, without limitation, the provisions described in Section 4.10 and Section 4.15 hereof);

     (5) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million (determined net of amounts covered by insurance policies issued by creditworthy insurance companies or by third party indemnities or a combination thereof), which judgments are not paid, discharged, bonded, satisfied or stayed for a period of 60 days;
     (6) (A) any Security Document ceases to be in full force and effect (except as permitted by the terms of this Indenture or the Security Documents or other than as a result of the action or inaction of the Collateral Trustee or the Secured Party Representatives) for a period of 60 consecutive days after the Company receives notice thereof or (B) any of the Security Documents ceases to give the Holders of Notes a valid, perfected (subject to any Permitted Liens) security interest (except as permitted by the terms of this Indenture or the Security Documents or other than as a result of the action, delay or inaction of the Collateral Trustee or the Secured Party Representatives) for a period of 60 consecutive days after the Company receives notice thereof, in each case with respect to Collateral having an Appraised Value in excess of $100.0 million in the aggregate at any time with respect to clauses (A) and (B) above;
     (7) except as permitted by this Indenture, any Note Guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Significant Subsidiary that is a Guarantor denies or disaffirms in writing its obligations under its Note Guarantee;
     (8) the Company or any Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
     (1) commences a voluntary case,
     (2) consents to the entry of an order for relief against it in an involuntary case,
     (3) consents to the appointment of a custodian of it or for all or substantially all of its property,
     (4) makes a general assignment for the benefit of its creditors, or
     (5) generally is not paying its debts as they become due;
     (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (1) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

     (2) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or
     (3) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days; and
     (10) default by the Company in the payment when due with respect to the Flyer Miles Obligations of $100.0 million or more in the aggregate and receipt by the Company of written notice sent by a holder of Flyer Miles Obligations confirming that such default shall be an “Event of Default” for purposes of this Indenture.
Section 6.02. Acceleration.
     In the case of an Event of Default specified in clauses (8) or (9) of Section 6.01 hereof, with respect to the Company or its Restricted Subsidiaries that are Significant Subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
     Upon any such declaration, the Notes shall become due and payable immediately.
     Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest (including Special Interest, if any) on, the Notes.
Section 6.03. Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest (including Special Interest, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04. Waiver of Past Defaults.
     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium on, if any, or interest (including Special Interest, if any) on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, if the rescission would not conflict with any judgment or decree. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05. Control by Majority.
     Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not actions or forbearances by a Holder would prejudice the rights of another Holder), or would involve the Trustee in personal liability or expense for which the Trustee has not received a satisfactory indemnity.
Section 6.06. Limitation on Suits.
     Except to enforce the right to receive payment of principal, premium, if any, or interest (including Special Interest, if any) when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
     (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;
     (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders of Notes offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

     (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.
     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not actions or forbearances by a Holder would prejudice the rights of another Holder or result in a preference of priority over another Holder).
Section 6.07. Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Note (including Special Interest, if any), on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.
Section 6.08. Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest (including Special Interest, if any) remaining unpaid on, the Notes and interest (including Special Interest, if any) on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09. Trustee May File Proofs of Claim.
     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10. Priorities.
     If the Trustee collects any money pursuant to this Article 6 or any other money or property distributable in respect of the obligations of the Company or any Guarantor under this Indenture, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all reasonable compensation, out-of-pocket expenses and liabilities incurred, and all advances made, by the Trustee and the costs and reasonable out-of-pocket expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Special Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest (including Special Interest, if any), respectively; and
     Third: to the Company, the Guarantors, if applicable, or to such party as a court of competent jurisdiction shall direct.
     The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE VII
TRUSTEE
Section 7.01. Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (c) The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
     (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof or in accordance with the direction of a majority in aggregate principal amount of Notes outstanding relating to the exercise of any right or power of the Trustee under this Indenture..
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders of Notes, unless such

Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     (g) The Trustee is hereby authorized to execute the Collateral Trust Agreement and any other Security Document to which it may be a party and perform its obligations in accordance with their terms, and the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to the Trustee’s execution and performance of each such agreement.
Section 7.02. Rights of Trustee.
     Subject to Section 7.01 hereof:
     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company, as applicable.
     (f) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.
     (g) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes unless such Holders of Notes have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
     (h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
     (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.
     (k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
Section 7.03. Individual Rights of Trustee.
     The Trustee or any of its Affiliates, each in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with the Company, its Subsidiaries or any of their respective Affiliates with the same rights it would have if it were not Trustee or an Affiliate of the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof.
Section 7.04. Trustee’s Disclaimer.
     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Note Guarantees, the Security Documents or the Collateral, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Offering Memorandum, the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall have no responsibility for any act or omission of the Collateral Trustee.
Section 7.05. Notice of Defaults.
     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest (including Special Interest, if any) on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of Notes.
Section 7.06. Compensation and Indemnity.
     (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s gross negligence, bad faith or willful misconduct. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, bad faith or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through the Trustee’s gross negligence, bad faith or willful misconduct.
     (c) The obligations of the Company and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
     (d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(11) or (12) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07. Replacement of Trustee.
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.09 hereof;
     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.
     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders of Notes. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08. Successor Trustee by Merger, etc.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.09. Eligibility; Disqualification.
     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.
     The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02. Legal Defeasance and Discharge.
     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
     (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest (including Special Interest, if any) or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
     (2) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

     (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and
     (4) this Article 8.
     Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03. Covenant Defeasance.
     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23 and 4.24 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of Notes (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(10) hereof will not constitute Events of Default.
Section 8.04. Conditions to Legal or Covenant Defeasance.
     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest (including Special Interest, if any) on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

     (2) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Event of Default has occurred and is continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);
     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;
     (6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
     (7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
     Upon a Legal Defeasance or Covenant Defeasance, the Collateral Trustee will cease to be a party to the Security Documents on behalf of the Holders of Notes and the Collateral will no longer secure the Notes. The Collateral will be released from the Liens securing the Notes as provided in the Collateral Trust Agreement.

Section 8.05.	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
     Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including Special Interest, if any), but such money need not be segregated from other funds except to the extent required by law.
     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06. Repayment to Company.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on (including Special Interest, if any), any Note and remaining unclaimed for two years after such principal, premium, if any, or interest (including Special Interest, if any) has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 8.07. Reinstatement.
     If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest (including Special Interest, if any) on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01. Without Consent of Holders of Notes.
     Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;
     (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any Holder;
     (5) to conform the text of any of the Note Documents to any provision of the “Description of notes” section of the Offering Memorandum, to the extent that such provision in that “Description of notes” was intended to be a verbatim recitation of a provision of such Note Documents, as determined in good faith by an officer of the Company and set forth in an Officers’ Certificate to that effect;
     (6) to enter into additional or supplemental Security Documents or provide for additional Collateral;
     (7) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or to release Collateral in accordance with the terms of this Indenture and the Security Documents;
     (8) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture; or
     (9) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee and the Collateral Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Trustee will be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02. With Consent of Holders of Notes.
     Except as provided below in this Section 9.02, the Company, the Trustee and the Collateral Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof), the Notes and the Note Guarantees with the consent of the Company and the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest (including Special Interest, if any) on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee and the Collateral Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, each of the Trustee and the Collateral Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s and/or the Collateral Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and/or the Collateral Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
     It is not necessary for the consent of the Company or the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);
     (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;
     (4) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest (including Special Interest, if any) on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
     (5) make any Note payable in money other than that stated in the Notes;
     (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest (including Special Interest, if any) on, the Notes;
     (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);
     (8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
     (9) make any change in the preceding amendment and waiver provisions.
     Any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of holders of at least 75% in aggregate principal amount of Notes then outstanding.
Section 9.03. Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.04. Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.05. Trustee to Sign Amendments, etc.
     Each of the Trustee and the Collateral Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, each of the Trustee and the Collateral Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.02 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE X
NOTE GUARANTEES
Section 10.01. Guarantee.
     (a) Subject to the provisions of this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
     (1) the principal of, premium, if any, and interest on (including Special Interest, if any), the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (including Special Interest, if any) on the Notes, if any, if lawful, and all other obligations of the Company to the Holders of Notes or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

     (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all obligations (other than contingent obligations) guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders of Notes under the Note Guarantee.
Section 10.02. Limitation on Guarantor Liability.
     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders of Notes and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.
Section 10.03. Execution and Delivery of Note Guarantee.
     To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.
     Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
     If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
Section 10.04. Guarantors May Consolidate, etc., on Certain Terms.
     Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless either:
     (1) subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under the Note Guarantees and the Notes Documents on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee and the Collateral Trustee; or
     (2) the Net Proceeds of such sale or other disposition, if any, are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and the Collateral Trustee and satisfactory in form to the Trustee and the Collateral Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (1) and (2) of this Section 10.04, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.
Section 10.05. Releases.
     (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Restricted Subsidiary of the Company or the merger or consolidation of a Guarantor with or into the Company or another Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.
     (b) Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be automatically released and relieved of any obligations under its Note Guarantee.
     (c) Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be automatically released and relieved of any obligations under its Note Guarantee.

     Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest (including Special Interest, if any) and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.
ARTICLE XI
SATISFACTION AND DISCHARGE
Section 11.01. Satisfaction and Discharge.
     This Indenture will be discharged and will cease to be of further effect as to all outstanding Notes issued hereunder, when:
     (1) either:
     (A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
     (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest (including Special Interest, if any) on, the Notes to the date of maturity or redemption;
     (2) in respect of clause (1)(B) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);
     (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

     (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (1)(B) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02. Application of Trust Money.
     Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including Special Interest, if any) for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest (including Special Interest, if any) on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE XII
COLLATERAL AND SECURITY
Section 12.01. Security Interest.
     The due and punctual payment of the principal of, premium (if any), interest and Special Interest, if any, on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any), interest and Special Interest, if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes, the Collateral Trustee or the Trustee and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral by the Collateral Trustee, relating to ranking of Priority Liens and order of application of proceeds from enforcement of Priority Liens) as the same may be in effect or may be amended, amended and restated, modified, renewed, restated or replaced from time to time in accordance with their terms and authorizes and appoints The Bank of New York Mellon Trust Company, N.A. as the Trustee and Wilmington Trust FSB as the Collateral Trustee, the Trustee hereby authorizes and appoints Wilmington Trust FSB as Collateral Trustee and each Holder and the Trustee direct the Collateral Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith and to exercise such powers as are delegated to the Trustee and Collateral Trustee by the terms thereof, together with such actions and powers as are reasonably incidental thereto. The Company consents and agrees to be bound by the terms of the Security Documents, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith. Each Holder agrees that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Company to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations. Promptly upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Company will execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required under applicable law, or that the Collateral Trustee may reasonably request, in each case, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Priority Lien Documents for the benefit of the Holders of Notes.
Section 12.02. Collateral Trust Agreement.
     This Article 12 and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. The Company consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith.
Section 12.03. Release of Liens in Respect of the Notes.
     The Collateral Trustee’s Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will automatically terminate and be discharged:
     (1) upon satisfaction and discharge of this Indenture in accordance with Article 11 hereof;
     (2) upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 hereof;

     (3) upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged; or
     (4) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article 9 hereof.
     In addition, the Collateral Trustee’s Liens on the Collateral will be released upon the terms and subject to the conditions set forth in Section 4.1 of the Collateral Trust Agreement.
Section 12.04. Collateral Trustee.
     (a) The Collateral Trustee will hold (directly or through co-trustees or agents) and is directed by each Holder to so hold, and will be entitled to enforce on behalf of the holders of Priority Lien Obligations and Junior Lien Obligations (if any), all Liens on the Collateral created by the Security Documents for their benefit, subject to the provisions of the Collateral Trust Agreement.
     (b) Neither the Company nor any of its Affiliates and no Secured Debt Representative may serve as Collateral Trustee.
     (c) Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Debtholders in accordance with the Collateral Trust Agreement, the Collateral Trustee will not be obligated to:
     (1) act upon directions purported to be delivered to it by any Person;
     (2) foreclose upon or otherwise enforce any Lien; or
     (3) take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.
     (d) The Company and the Guarantors will indemnify the Collateral Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with this Indenture, including defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to (1) its gross negligence, willful misconduct or bad faith or (2) its breach of this Indenture or any Security Document. The Collateral Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Collateral Trustee will cooperate in the defense. The Collateral Trustee may have separate counsel and the Company will pay the reasonable fees and out-of-pocket expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. The obligations of the Company and the Guarantors under this Section 12.04(d) will survive the satisfaction and discharge of this Indenture.

ARTICLE XIII
MISCELLANEOUS
Section 13.01. Notices.
     Any notice or communication by the Company, any Guarantor, the Collateral Trustee or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company and/or any Guarantor:
Continental Airlines, Inc.
1600 Smith Street
Houston, Texas 77002
Facsimile No.: (713) 324-2447
Attention: Treasurer
With a copy to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Facsimile No.: (212) 299-6762
Attention: John Hoyns
If to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, Texas 77002
Facsimile No.: (713) 483-6954
Attention: Corporate Trust, re: Continental Airlines, Inc.
With a copy to:
Porter & Hedges, L.L.P.
1000 Main Street, 35th Floor
Houston, Texas 77002
Facsimile No.: (713) 228-1331
Attention: E. James Cowen

If to the Collateral Trustee:
Wilmington Trust FSB
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Facsimile No.: (612) 217-5651
Attention: Corporate Client Services
With a copy to:
Morris James LLP
500 Delaware Avenue, Suite 1500
Wilmington, DE 19801-1494
Facsimile No.: (302) 888-6989
Attention: Lewis C. Ledyard, III
     The Company, any Guarantor, the Collateral Trustee or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders of Notes) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders of Notes.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders of Notes, it will mail a copy to the Trustee and each Agent at the same time.
Section 13.02. Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 13.03. Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 13.04. Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.05. No Personal Liability of Directors, Officers, Employees and Stockholders.
     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 13.06. Governing Law.
     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.07. No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.08. Successors.
     All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.
Section 13.09. Severability.
     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 13.10. Counterpart Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
Section 13.11. Table of Contents, Headings, etc.
     The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 13.12. Force Majeure.
     In no event shall the Trustee or the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[Signatures on following page]

SIGNATURES
Dated as of August 18, 2010

CONTINENTAL AIRLINES, INC.
By:	/s/ Gerald Laderman
	Name:	Gerald Laderman
	Title:	Senior Vice President — Finance and Treasurer

AIR MICRONESIA, INC.
By:	/s/ Gerald Laderman
	Name:	Gerald Laderman
	Title:	Senior Vice President — Finance and Treasurer

CONTINENTAL MICRONESIA, INC.
By:	/s/ Gerald Laderman
	Name:	Gerald Laderman
	Title:	Senior Vice President — Finance and Treasurer

Indenture Signature Page

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Rafael Martinez
	Name:	Rafael Martinez
	Title:	Senior Associate

WILMINGTON TRUST FSB, not in its individual capacity, but solely as Collateral Trustee
By:	/s/ W. Chris Sponenberg
	Name:	W. Chris Sponenberg
	Title:	Vice President

Indenture Signature Page

EXHIBIT A — FORM OF NOTE
[Face of Note]
CUSIP/ISIN
6.750% Senior Secured Notes due 2015

No.	$
CONTINENTAL AIRLINES, INC.
promises to pay to                       or registered assigns,
the principal sum of                                                                                                             DOLLARS on September 15, 2015.
Interest Payment Dates: March 15 and September 15
Record Dates: March 1 and September 1
Dated:                      , 20
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer as of the date first written above.

CONTINENTAL AIRLINES, INC.
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

[Back of Note]
6.750% Senior Secured Notes due 2015
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. Continental Airlines, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.750% per annum from                     , 20___ until maturity and shall pay the Special Interest, if any, payable pursuant to Sections 4.10 and 4.20 of the Indenture. The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                     , 20         . The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     (2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders of Notes at their addresses set forth in the register of Holders of Notes; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     (4) Indenture. The Company issued the Notes under an Indenture dated as of August 18, 2010 (as amended, amended and restated, adjusted, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, the Guarantors, the Trustee and the Collateral Trustee. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes and all other Priority Lien Obligations will be secured, equally and ratably, by a Priority Lien on all assets of the Company that constitute Collateral, subject to Permitted Liens. The Notes are secured by a pledge of Collateral pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
     (5) Optional Redemption.
     (a) Except as set forth in subparagraphs (b), (c) and (d) of this Paragraph 5, the Notes will not be redeemable at the Company’s option prior to September 15, 2012. On or after September 15, 2012 the Company may on any one or more occasions redeem all or a part of the Notes, subject to the provisions of Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount on the date of redemption), plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed to the applicable date of redemption, if redeemed during the 12-month period beginning on September 15 of the years set forth below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Period	Percentage
2012	105.063%
2013	103.375%
2014 and thereafter	100.000%
     Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (b) At any time prior to September 15, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, subject to the provisions of Section 3.03 of the Indenture, at a redemption price equal to 106.75% of the aggregate principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of the Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering by the Company; provided that at least 50% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 90 days of the date of the closing of such Equity Offering.
     (c) At any time prior to September 15, 2012, the Company may on any one or more occasions redeem all or a part of the Notes, subject to the provisions of Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
     (d) At any time and from time to time prior to September 15, 2014, the Company may redeem a portion of the Notes, subject to the provisions of Section 3.03 of the Indenture, at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the applicable date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date; provided that in no event may the Company redeem more than 10% of the original aggregate principal amount of the Initial Notes during any period of twelve consecutive months.
     (6) No Mandatory Redemption. The Company is not required to make mandatory redemption, sinking fund or other scheduled payments of principal with respect to the Notes. However, the Company may be required to offer to purchase the notes as described in Sections 4.10 and 4.15 of the Indenture.
     (7) Repurchase at the Option of Holder.
     (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
     (b) In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase the Notes upon certain Asset Sales.
     (8) Notice of Redemption. Subject to Section 6 above, notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.
     (9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     (10) Persons Deemed Owners. The registered Holder may be treated as its owner for all purposes.
     (11) Note Guarantees. This Note will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
     (12) Amendment, Supplement and Waiver. The provisions governing amendment, supplement and waiver of any provision of the Indenture, the Notes or the Note Guarantees are set forth in Article 9 of the Indenture.
     (13) Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.
     (14) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     (15) No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     (16) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     (17) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (18) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     (19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Continental Airlines, Inc.
1600 Smith Street
Houston, Texas 77002
Facsimile No.: (713) 324-2447
Attention: Treasurer

ASSIGNMENT FORM
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:
☐ Section 4.10           ☐ Section 4.15
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Continental Airlines, Inc.
1600 Smith Street
Houston, Texas 77002
Facsimile No.: (713) 324-2447
Attention: Treasurer
The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Facsimile No.: (312) 827-8542
Attention: Corporate Trust
     Re: 6.750% Senior Secured Notes due 2015
     Reference is hereby made to the Indenture, dated as of August 18, 2010 (the “Indenture”), among Continental Airlines, Inc., as issuer (the “Company”), the Guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee and Wilmington Trust FSB, as collateral trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                             , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                                         in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The

Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
     (c) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.
     4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
     (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:
Title:
Dated: _______________________

Annex A to Certificate of Transfer
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP __________), or
(b)	☐ a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(iii)	☐ Unrestricted Global Note (CUSIP _________); or
(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Continental Airlines, Inc.
1600 Smith Street
Houston, Texas 77002
Facsimile No.: (713) 324-2447
Attention: Treasurer
The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Facsimile No.: (312) 827-8542
Attention: Corporate Trust
     Re: 6.750% Senior Secured Notes due 2015
(CUSIP ____________)
     Reference is hereby made to the Indenture, dated as of August 18, 2010 (the “Indenture”), among Continental Airlines, Inc., as issuer (the “Company”), the Guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee and Wilmington Trust FSB, as collateral trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                                 , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                                         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note or ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:
Title:
Dated: ______________________

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Continental Airlines, Inc.
1600 Smith Street
Houston, Texas 77002
Facsimile No.: (713) 324-2447
Attention: Treasurer
The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Facsimile No.: (312) 827-8542
Attention: Corporate Trust
     Re: 6.750% Senior Secured Notes due 2015
     Reference is hereby made to the Indenture, dated as of August 18, 2010 (the “Indenture”), among Continental Airlines, Inc., as issuer (the “Company”), the Guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee and Wilmington Trust FSB, as collateral trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
      In connection with our proposed purchase of $____________ aggregate principal amount of:
     (a) ☐ a beneficial interest in a Global Note, or
     (b) ☐ a Definitive Note,
     we confirm that:
     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in

D-1

form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:

Name:
Title:
Dated:

D-2

EXHIBIT E
FORM OF NOTATION OF GUARANTEE
     For value received, each of the undersigned (including any successor Person under the Indenture) hereby, jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of August 18, 2010 (the “Indenture”) among Continental Airlines, Inc., (the “Company”), the Guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and Wilmington Trust FSB, as collateral trustee, (a) the due and punctual payment of the principal of, premium, if any, and interest (including Special Interest, if any) on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders of Notes or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. This Note Guarantee will become effective in accordance with Article 10 of the Indenture and its terms shall be evidenced therein. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.
     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.
[Signature Page Follows]

E-1

     IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officer.

[NAME OF GUARANTOR(S)]

By:

Name:
Title:

E-2

EXHIBIT F
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
     Supplemental Indenture (this “Supplemental Indenture”), dated as of __________, 20___, among _____________ (the “Guaranteeing Subsidiary”), a subsidiary of Continental Airlines, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”) and Wilmington Trust FSB, as collateral trustee under the Indenture referred to below.
WITNESSETH
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 18, 2010 providing for the issuance of 6.750% Senior Secured Notes due 2015 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
     4. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

F-1

     5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

F-2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
     Dated: _______, 20___

[GUARANTEEING SUBSIDIARY]

By:

Name:
Title:

[COMPANY]

By:

Name:
Title:

[EXISTING GUARANTORS]

By:

Name:
Title:

[TRUSTEE], as Trustee

By:

Authorized Signatory

[COLLATERAL TRUSTEE], as Collateral Trustee

By:

Authorized Signatory

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